                                                                   EXHIBIT 10.12

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT is entered into this 9th day of April by and between Barrett Resources Corporation ("Sublessor") and Osmotics Corporation ("Sublessee") subject to a certain lease ("Lease") dated July 24, 1990, entered into by The 1125 Venture, a Colorado joint venture ("Lessor") and the Sublessor.

(1)  SUBLEASE PREMISES
     -----------------
     Sublessor leases to Sublessee and Sublessee leases from Sublessor upon terms and conditions set forth herein certain real property legally described as:

LOTS 1 TO 16 INC & NW 25 FT L 17 TO 32 INC BLK 77 EAST DENVER & ALL VAC ALLEY ADJ, City and County of Denver, State of Colorado


commonly known as 1125 - 17th Street, Suite 2310, 4,038 rentable square feet, attached as Exhibit "A", ("Sublease Premises"), together with any rights-of-way, easements and any other rights, if any, appurtenant thereto.

(2)  TERMS AND CONDITIONS OF SUBLEASE
     --------------------------------
     (a) Terms.  The term of this Sublease shall begin on the 1st day of June,
         -----
1996 ("Commencement Date") and shall extend through the 31st day of October, 1999, unless terminated sooner as provided herein ("Termination Date").

     (b) Conditions.  This Sublease Agreement is made expressly subject to all
         ----------
of the terms and conditions of the Lease. If an event occurs that is not governed by the terms and provisions of this Sublease Agreement, then the terms and provisions of the Lease shall govern such event. Furthermore, the Sublessee assumes each and every covenant, duty and obligation of the Lessee and promises to faithfully observe each and every term and provision set forth in the Lease (except as may be modified by this Sublease Agreement). The Sublessee acknowledges that the Sublessor shall be deemed to be substituted for the Lessor under the Lease in all respects, and the Sublessor shall be entitled to exercise all of the rights and privileges of the Lessor as defined in the Lease (except as may be modified by this Sublease Agreement). By way of illustration and not by way of limitation, the Sublessor shall be entitled to exercise any remedy provided to the Lessor under the Lease (in addition to any remedy set forth in this Sublease) in the event the Sublessee breaches any condition, provision or covenant set forth in this Sublease Agreement.

(3)  RENTAL
     ------

     Sublessee agrees to pay to Sublessor for the full term hereof the sum of $158,996.25, payable in advance and without notice in equal monthly installments of $3,785.63 on the first day of each month during said term at the following address: 1515 Arapahoe Street, Suite 1000, Denver, Colorado 80202 (or at such other address as Sublessor may designate in writing from time to time) without any set-off of deduction whatsoever. If the Commencement Date is on a day other than the first day of a calendar month, Sublessee shall pay to Sublessor the rental for the number of days that exist prior to the first day of the succeeding month, with a similar adjustment being made on the Termination Date.

(4)  USE OF SUBLEASE PREMISES
     ------------------------

     Sublessee shall have the right to use and occupy the Sublease Premises for general business use. Any other use shall be permitted only with the prior written consent of Sublessor, which consent shall not be unreasonably withheld. Throughout the term of this Sublease (and any extension thereof), Sublessee, at Sublessee's sole cost and expense, covenants to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof.

(5)  PAYMENT OF TAXES
     ----------------

     Sublessee agrees to pay all personal property taxes, all franchise or license fees or any other charge levied against the Sublessee resulting from the operation of the Sublessee's business in the Sublease Premises.

(6)  INSURANCE
     ---------

     During term of this Sublease, Sublessee shall carry and maintain the following types of insurance in the amounts specified, at Sublessee's sole cost and expense, and for the mutual benefit of Sublessor and Sublessee:

     (a) Liability Insurance.  Sublessee shall at all times keep in force a
         -------------------
comprehensive general combined liability insurance policy providing protection of at least $500,000 in respect of personal injury or death of any one person and not less than $1,000,000 for death or injury to more than one person, and $500,000 for property damage arising from the use, ownership, maintenance, disuse or condition of the Sublease Premises, any improvements located on or appurtenant to the Sublease Premises, improvements or adjoining areas or ways. Sublessor shall be named and protected under the terms and conditions of said policy as Sublessor of the Sublease Premises.

     (b) Waiver of Subrogation.  The parties agree that all insurance policies
         ---------------------
obtained pursuant to this Sublease shall include a clause or endorsement which shall waive the right of subrogation on the part of the insurance carrier against both Sublessor and Sublessee. Sublessor and Sublessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation.

(7)  ASSIGNMENT AND SUBLETTING
     -------------------------

     This Sublease or any interest therein may not be assigned by Sublessee, voluntarily or involuntarily, by operation of law or otherwise, and all or any part of the Sublease Premises shall not be subleased by Sublessee. A merger, consolidation, sale of substantially all of the assets or sales of a substantial amount of the stock of Sublessee or a transfer of a substantial partnership interest of Sublessee, shall constitute an assignment of this Sublease for the purposes of this paragraph. Any assignment or subletting in violation of this provision shall be null and void.

(8)  INDEMNITY PROVISION
     -------------------

     Sublessee agrees to exonerate, hold harmless, protect and indemnify Sublessor, or any owner of the Sublease Premises, from and against any and all losses, damages, claims, suits or actions, judgments and costs which may arise during the term of this Sublease for personal injury, loss of life or damaged property sustained in or about the Sublease Premises or the improvements and appurtenances thereto upon the Sublease Premises or upon the adjacent sidewalks and streets; and from and against all costs, counsel fees, expenses and liabilities incurred in any such claims, the investigation thereof or the defense of any action or proceeding brought thereon; and from and against any judgments, orders, decrees or liens resultant therefrom and any fines levied by any authority for any law, regulation or ordinance by virtue of the use of the improvements and appurtenances thereto situated upon the Sublease Premises. Sublessee shall not permit any mechanic's or materialmen's liens to be filed against the Sublease Premises and hereby indemnifies and holds Sublessor harmless from and against any liability, damage, expense or cost which may be incurred by Sublessor harmless from and against any liability, damage, expense or cost which may be incurred by Sublessor in connection with any mechanic's or materialmen's liens which may be filed against the Sublease Premises as a result of the provisions of this Sublease. This indemnity shall specifically include attorneys' fees and any costs incurred by Sublessor to enforce this indemnity.

(9)  ADA COMPLIANCE
     --------------
     (a) Disclosure.  Sublessee hereby acknowledges that Sublessor and Broker
         ----------
have advised Sublessee that the Premises and Sublessee may be subject to the Americans With Disabilities Act (the "ADA"), a Federal law. Among other requirements of the ADA that could apply to the Premises, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to allow access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by certain dates. Any governmental agency directives issued to ensure Sublessee's compliance with the ADA in the Premises shall be at Sublessee's sole cost and expense if directly related to Sublessee's specific use of the space unless Sublessor has agreed, in writing, to pay for a portion of said costs.

     (b) Investigation.  Sublessee hereby acknowledges that Sublessor and Broker
         -------------
have recommended that Sublessee prior to executing this Sublease, investigate the ADA and the regulations thereunder to determine if the ADA law and regulations would apply to Sublessee and/or to the Premises in which Sublessee is interested in occupying. Sublessee agrees that it is solely responsible, at its expense, for conducting its own independent investigation of all ADA issues prior to the execution date of this Sublease and during the primary term of this Sublease (and any extension thereof).

(10) HAZARDOUS MATERIALS
     -------------------

     Sublessee shall not (either with or without negligence) cause the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials ("Hazardous Materials"). Sublessee shall not allow the storage or use of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of Hazardous Materials, nor allow to be brought into the Premises any Hazardous Materials except to use in the ordinary course of Sublessee's business, and then only after written notice is given to Sublessor of the identity of such Hazardous Materials. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq., the Resource Conversation and Recovery Act, as amended, 42 USC Section 6901 et seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable cost of testing and resulting cleanup thereof shall be reimbursed by Sublessee to Sublessor upon demand as additional charges if such requirement applies to the Premises, provided that such testing proves that Sublessee released such Hazardous Materials on the Premises. In addition, Sublessee shall execute affidavits, representations and the like from time to time at Sublessor's request concerning Sublessee's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Sublessee shall indemnify Sublessor in the manner elsewhere provided in this Sublease from any release of Hazardous Materials on the Premises occurring while Sublessee is in possession, or elsewhere if caused by Sublessee or persons acting under Sublessee.

(11) DEFAULT PROVISIONS
     ------------------
     The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessee:

     (a) Failure to Pay Rent.  Sublessee failing to pay the rental herein
         -------------------
reserved.

     (b) Failure to Pay Other Costs.  Sublessee failing to make any other
         --------------------------
payments required to be made by Sublessee when due, where such failure shall continue for a period of five (5) calendar days following written notice from Sublessor to Sublessee.

     (c) Failure to Keep Covenants.  Sublessee failing to perform or keep any of
         -------------------------
the other terms, covenants and conditions herein contained for which Sublessee is responsible, and such failure continuing and not being cured for a period of thirty (30) calendar days after written notice or if such default is a default which cannot be cured within a 30-calendar-day period, then Sublessee's failing to commence to correct the same within said 30-calendar-day period and thereafter failing to prosecute the same to completion with reasonable diligence.

     (d) Abandonment.  Sublessee abandoning the Sublease Premises.
         -----------

     (e) Bankruptcy.  Sublessee being adjudicated a bankrupt or insolvent or
         ----------
Sublessee filing in any court a petition for bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended) or the filing of an involuntary bankruptcy against Sublessee [unless said involuntary bankruptcy is terminated within thirty (30) calendar days from the date of said filing], or Sublessee filing in any court for the appointment of a receiver or trustee of all or a portion of Sublessee's property, or there being appointed a receiver or trustee for all or a portion of Sublessee's property, unless said receiver appointed a receiver or trustee for all or a portion of Sublessee's property, unless said receiver or trustee is terminated within thirty (30) calendar days from the date of said appointment.

     (f) Assignment for Benefit of Creditors.  Sublessee making any general
         -----------------------------------
assignment or general arrangement of Sublessee's property for the benefit of Sublessee's creditors.

(12) REMEDIES
     --------
     In the event of an occurrence of default as set forth above, Sublessor shall have the right to:

     (a) Terminate Sublease.  Terminate this Sublease and end the term hereof by
         ------------------
giving to Sublessee written notice of such termination, in which event Sublessor shall be entitled to recover from Sublessee at the time of such termination the present value of the excess, if any, of the amount of rent reserved in this Sublease for the then balance of the term hereof over the then reasonable rental value of the Sublease Premises for the same period. The present value shall be determined by discounting all future excess rent amounts at a rate of eight percent (8%) per annum. It is understood and agreed that the "reasonable rental value" shall be the amount of rental which Sublessor can obtain as rent for the remaining balance of the initial term or renewal term, whichever is applicable; or

     (b) Sue Monthly for Rents.  Without resuming possession of the Sublease
         ---------------------
Premises or terminating this Sublease to sue monthly for and recover all rents, other required payments due under this

Sublease, and other sums including damages and legal fees at any time and from time to time accruing hereunder; or

     (c) Repossess Sublease Premises.  Upon written notice to all interested
         ---------------------------
parties, reenter and take possession of the Sublease Premises or any part thereof and repossess the same as of Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee and remove the effects of either or both (forcibly, if necessary) without being deemed guilty in any manner of trespass and without prejudice to any remedies for rent delinquencies or preceding lease defaults, in which event Sublessor may from time to time without terminating this Sublease relet the Sublease Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Sublessor may deem advisable, with the right to make alterations and repairs to the Sublease Premises, and such reentry or taking of possession of the Sublease Premises by Sublessor shall not be construed as an election on Sublessor's part to terminate this Sublease unless a written notice of termination is given to Sublessee or unless the termination thereof is decreed by a court of competent jurisdiction. In the event of Sublessor's election to proceed under this provision, then such repossession shall not relieve Sublessee of Sublessee's obligation to pay any resulting rent deficit under this Sublease, all of which shall survive such repossession, and shall be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any reletting of the Sublease Premises after deducting all of Sublessor's expenses in connection with such reletting, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation of such reletting. Sublessee shall pay such current damages to Sublessor on the days on which the basic rental would have been payable hereunder if possession had not been retaken, and Sublessor shall be entitled to receive the same from Sublessee on each such day.

(13) SURRENDER OF SUBLEASE PREMISES
     ------------------------------

     Upon the Termination Date of this Sublease, Sublessee shall peaceably and quietly leave and surrender the Sublease Premises in as good condition as existed on the Commencement Date, ordinary wear and tear excepted. Sublessee shall surrender and deliver the building and Sublease Premises broom clean and free of Sublessee's property. Provided Sublessee is not in default. Sublessee shall have the right to remove all of Sublessee's fixtures, equipment, machinery and other personal property, provided that upon such removal the Sublease Premises are delivered in the same condition as existed at the time of the Commencement Date. Further, in the event Sublessee does not remove any of Sublessee's own fixtures, equipment or personal property or any additions or alterations made to the Sublease Premises during term of this Sublease, Sublessor may require Sublessee to remove any such improvements, alterations, fixtures and equipment and restore the Sublease Premises to the condition as existed on the Commencement Date or retain the same.

(14) NOTICES
     -------

     All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand delivered or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.
     Sublessor:

                John F. Keller
                Barrett Resources Corporation
                1515 Arapahoe Street, Suite 1000
                Denver, CO  80202

     Sublessee:

                Ms. Suzanne J. Porter
                Osmotics Corporation
                1125 - 17th Street, Suite 2310
                Denver, CO  80202

     Brokers:

                Fuller and Company
                1515 Arapahoe Street, #1600
                Denver, CO  80202

                Robinson Commercial Services, Inc.
                3801 East Florida, #400
                Denver, CO  80210

(15) TIME OF ESSENCE
     ---------------
     Time is of the essence hereof.

(16) QUIET ENJOYMENT
     ---------------
     Sublessor represents and warrants that:

     (a) Authority.  Sublessor has the right to enter into and consummate this
         ---------
Sublease.

     (b) Peaceful Possession.  Upon Sublessee's paying the rental herein
         -------------------
reserved and upon performing all of the terms and conditions of this Sublease on Sublessee's part to be performed, Sublessee shall at all times during the term of this Sublease peacefully and quietly have, hold and enjoy the Sublease Premises.

(17) MISCELLANEOUS
     -------------
     (a) Choice of Law.  This Sublease is entered into in the State of Colorado
         -------------
and shall be construed in accordance with the laws thereof.

     (b) Headings and Captions.  The headings and captions used in this Sublease
         ---------------------
are for the convenience of reference only and shall not be used in the construction or interpretation of this Sublease.

     (c) Inurement.  The covenants and agreements contained herein shall be
         ---------
binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, administrators, successors and assigns.

     (d) Construction of Terms.  Words of any gender used in this Sublease shall
         ---------------------
be held to include any other gender, and words in the singular shall be held to include the plural, as the identity of Sublessor or Sublessee requires.

(18) NO WAIVER
     ---------

     No waiver by Sublessor of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Sublessee of the same or any other provision. Sublessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Sublessor's consent to or approval of any subsequent act by Sublessee. The acceptance of rental hereunder by Sublessor shall not be a waiver of any preceding breach by Sublessee of any provision hereof, other than the failure of Sublessee to pay the particular rental so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

(19) ATTORNEYS' FEES
     ---------------

     In case suit shall be brought to enforce any provisions of this Sublease, the prevailing party shall be awarded (in addition to the relief granted) all reasonable attorneys' fees and costs resulting from such litigation.

(20) INTEREST ON PAST-DUE OBLIGATIONS
     --------------------------------

     Any amount due to Sublessor not paid when due shall bear interest at the rate of two percent (2%) per month from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by Sublessee under this Sublease.

(21) MEMORANDUM OF SUBLEASE
     ----------------------

     Either party, upon request from the other party, shall execute in recordable form a short form Memorandum of Sublease, which Memorandum of Sublease shall contain only the names of the parties, the Commencement Date and Termination Date of this Sublease (and any options which may be granted hereunder), and the legal description of the Sublease Premises.

(22) LEGAL COUNSEL
     -------------

     By virtue of this paragraph, Broker advises and recommends that all parties hereto obtain legal counsel to represent them in connection with the examination of title, zoning of the Sublease Premises, the execution of this Sublease, tax implications of the transaction and all other aspects relative to the transaction contemplated hereby.

(23) AGENCY DISCLOSURE
     -----------------

     The rules and regulations of the Colorado Real Estate Commission require that Broker discloses its agency relationship with all parties to a transaction. Broker hereby discloses that it is acting as agent for and on behalf of Sublessor. The parties acknowledge prior timely agency disclosure and consent to said agency relationship.

(24) SEVERABILITY
     ------------

     If any sentence, paragraph or section of this Sublease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Sublease not illegal or invalid and this Sublease shall continue in full force and effect as to those provisions.

(25) SECURITY DEPOSIT
     ----------------

     Sublessee shall deposit with Sublessor a Security Deposit of $3,785.63 upon the execution of this Sublease. Such deposit shall be held by Sublessor until all terms and conditions of this Sublease are performed satisfactorily by Sublessee. Said deposit will then be returned to Sublessee within thirty (30) days following the termination of this Sublease.

(26) ADDITIONAL PROVISIONS
     ---------------------
     (a) Parking.  Sublessee shall have the right to four (4) parking spaces in
         -------
the attached garage at the current monthly rate for the building.

     (b) Tenant Improvements.  Sublessor shall provide and pay for all Tenant
         -------------------
Improvements as identified in Exhibit "B" attached (see Exhibit "B"). Sublessee shall be responsible for any additional construction costs.

     IN WITNESS WHEREOF, the parties have executed this Sublease Agreement the day and year first written above.


SUBLESSOR:                            SUBLESSEE:
/s/                                   /s/
________________________________      _________________________________
John F. Keller                        Steven Porter
Barrett Resources                     President
1515 Arapahoe Street, Suite 1000      Osmotics Corporation
Denver, CO  80202                     1125 - 17th Street, Suite 2310
                                      Denver, CO  80202


                                LESSOR'S CONSENT
                                ----------------

     The undersigned Lessor under the Lease hereby consents to this Sublease Agreement this _____ day of ___________, of the Sublease Premises under the terms and conditions as set forth herein. This consent shall apply only to this Sublease Agreement and shall not be deemed to be Lessor's consent to any other subsequent sublease agreement.

                                         LESSOR:

                                         _______________________________

                                  EXHIBIT "A"

                               Sublease Premises
                         1125 - 17th Street, Suite 2310


[Diagram]

                                  EXHIBIT "B"
                              Tenant Improvements
                         1125 - 17th Street, Suite 2310



1.   Paint reception area.
2.   Paint all walls that are not vinyl-covered.
3.   Shampoo all carpeting.
4.   Remove wall and door frame as indicated below.
5.   Remove all attached name tags.



[Diagram]

                                LEASE AGREEMENT

                                    BETWEEN

                                THE 1125 VENTURE

                                      AND

                               BARRETT RESOURCES

                               TABLE OF CONTENTS

 1.   LEASED PREMISES...................................................   1

 2.   TERM..............................................................   1

 3.   USE...............................................................   1

 4.   RENT..............................................................   1

 5.   ADDITIONAL RENT...................................................   2

 6.   PRORATION OF RENT.................................................   2

 7.   OPERATING COST....................................................   2

 8.   SERVICES FURNISHED BY LANDLORD....................................   4

 9.   IMPROVEMENTS BY LANDLORD..........................................   4

10.   LATENT DEFECTS....................................................   5

11.   QUIET ENJOYMENT...................................................   5

12.   REPAIRS BY LANDLORD...............................................   5

13.   REPAIRS BY TENANT.................................................   5

14.   CARE OF THE PREMISES..............................................   6

15.   ASSIGNMENT OR SUBLEASE............................................   6

16.   SIGNS.............................................................   6

17.   HAZARDOUS USE.....................................................   6

18.   RULES AND REGULATIONS.............................................   6

19.   ENTRY BY LANDLORD.................................................   7

20.   NUISANCE..........................................................   7

21.   SUBORDINATION TO MORTGAGE.........................................   7

22.   ESTOPPEL CERTIFICATE..............................................   7

23.   CONDEMNATION AND LOSS OR DAMAGE...................................   7

24.   LIEN..............................................................   7

25.   HOLDING OVER; MONTH-TO-MONTH TENANCY..............................   8

26.   CASUALTY..........................................................   8

27.   ATTORNEY'S FEES...................................................   8

28.   ALTERATION........................................................   8

29.   ASSIGNMENT BY LANDLORD............................................   8

30.   BREACH OF LEASE...................................................   8

31.   REMEDIES UPON BREACH..............................................   9

32.   NON-WAIVER........................................................   9

33.   HOLD HARMLESS.....................................................   9

34.   WAIVER OF SUBROGATION.............................................   9

35.   CASUALTY INSURANCE................................................  10

36.   LIABILITY INSURANCE...............................................  10

37.   NOTICE TO MORTGAGEE...............................................  10

38.   AUTHORITIES FOR ACTION AND NOTICE.................................  10

39.   SUCCESSORS AND ASSIGNS............................................  11

40.   RELOCATION........................................................  11

41.   MISCELLANEOUS.....................................................  11

42.   REAL ESTATE BROKER................................................  11

43.   RECORDING - SHORT FORM MEMORANDUM.................................  11

44.   SECURITY DEPOSIT..................................................  11

45.   PARKING...........................................................  12

46.   RIGHT OF FIRST OFFER..............................................  12

47.   RENEWAL OPTION....................................................  13

EXHIBIT A -  SPACE PLAN
EXHIBIT B -  WORK LETTER AGREEMENT
EXHIBIT C -  RULES AND REGULATIONS

                         DENVER NATIONAL BANK BUILDING
                1125 Seventeenth Street, Denver, Colorado  80202


                                LEASE AGREEMENT


     THIS LEASE AGREEMENT, made and entered into this 24th day of July, 1990, between THE 1125 VENTURE, a Colorado joint venture (hereinafter called "Landlord"), whose address for purposes hereof is Suite 2500, 1125 Seventeenth Street, Denver, Colorado 80202 and Barrett Resources Corporation (a Delaware Corporation) (hereinafter called "Tenant"), whose address for purposes hereof until commencement of the term of this Lease is 1125 17th Street, Suite 2100, Denver, Colorado, 80202, and thereafter being that of the "Building" (hereinafter defined).

1.   LEASED PREMISES.

     Subject to and upon the terms, provisions and conditions hereinafter set forth, and in consideration of the duties, covenants and obligations hereunder, Landlord does hereby lease, demise and let unto Tenant, and Tenant does hereby lease from Landlord those certain premises (hereinafter called the "Premises") in the building known as "Denver National Bank Building" (which name may be changed at Landlord's discretion) being constructed or constructed on the land described as Lots 1 through 16, inclusive, and the northwesterly 25 feet of Lots 17 through 32, inclusive, East Denver, together with the vacated alley adjoining said Lots, City and County of Denver, State of Colorado (which land and building are hereinafter called the "Building"). The Premises in the Building are more particularly described as follows:

                       Office space located in Suite 2400

and as reflected on the floor plan of the Premises attached hereto and made a part hereof as Exhibit A, containing approximately 16,288.54 square feet of rentable area.

2.   TERM.
     (A) Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term of Sixty (60) months, beginning on the 1st day of November, 1990 and ending on the 31st day of October, 1995.

     (B) In the event the Premises should not be ready for occupancy by said commencement date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the term of this Lease shall commence at the time the Building is completed and the Premises ready for occupancy by Tenant. Should the term of this Lease commence on a date other than that specified in (A) above, Landlord and Tenant will, at the request of either, execute a written statement specifying the beginning date of the term of this Lease. In such event, rental under this Lease shall not commence until said revised commencement date, the expiration date shall be extended and shall end on the date sixty (60) months from said revised commencement date. Landlord shall give Tenant written notice of such revised commencement date at least fifteen days in advance thereof.

3.   USE.
     The Premises are to be used and occupied by Tenant solely for the purpose of general office space. Tenant shall use the Premises in a careful, safe and proper manner. Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose or in any manner prohibited by the laws of the United States, the State of Colorado, or the ordinances of the City and County of Denver, including but not limited to the Skyline Urban Renewal Plan and the deed restrictions imposed thereunder by the Denver Urban Renewal Authority. Tenant shall not use the Building name as part of Tenant's name without Landlord's prior written permission.

4.   RENT.
     Tenant hereby agrees to pay a base annual rental (herein call "base rent") in the sum of Nine Hundred Forty-four Thousand Seven Hundred Thirty-five and 32/100ths Dollars ($944,735.32) payable in annual amounts as herein provided. Year 1 shall mean the period beginning on the rental commencement date (as provided in Paragraph 2 of the Lease) and continuing for twelve (12) months. Each Subsequent year shall commence on the anniversary of the rental commencement date and continue for the subsequent twelve (12) months.

  Year 1: One Hundred Seventy-nine Thousand One Hundred Seventy-three and
          94/100ths Dollars ($179,173.94)
  Year 2: One Hundred Seventy-nine Thousand One Hundred Seventy-three and
          94/100ths Dollars ($179,173.94)
  Year 3: One Hundred Seventy-nine Thousand One Hundred Seventy-three and
          94/100ths Dollars ($179,173.94)
  Year 4: One Hundred Ninety-five Thousand Four Hundred Sixty-two and 48/100ths
          Dollars ($195,462.48)
  Year 5: Two Hundred Eleven Thousand Seven Hundred Fifty-one and 02/100ths
          Dollars ($211,751.02)

Such base rent, together with any escalation of rent provided for herein, shall be due and payable in twelve equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to pay such rent to Landlord at Landlord's address as provided herein (or at such other address as Landlord may designate from time to time) monthly in advance without demand. All past due installments shall bear interest at the rate of 5% per month until paid.

5.   ADDITIONAL RENT.
     Tenant shall pay Landlord as additional rent those charges in respect of Operating Cost determined as set forth in Paragraph 7, and such other sums as are required to be paid by Tenant under this Lease. Any such charges or sums shall be deemed to be rent and shall be payable in the manner provided and recoverable as rent, and Landlord shall have all rights specified in this Lease against Tenant for default in payment thereof as in the case of arrears of rent.

6.   PRORATION OF RENT.
     If the term of this Lease shall begin on a day other than the first day of a calendar month or end on a day other than the last day of a calendar month, the monthly installment of rent for the fractional month at the beginning or end of the term of this Lease shall be prorated, calculated on a daily basis from the rent payable during that year and shall be paid on the date of the beginning of the term of this Lease or in advance on the first day of the last month of the term of this Lease, as the case may be.

7.   OPERATING COST.
     (A) The base rent provided for herein is based, in part, upon Landlord's estimate of "Basic Cost," as hereinafter defined, of repairing, maintaining and operating the Building during the calendar years of the lease term. The "Initial Basic Cost" is stipulated to be Tenants proportionate share of the actual Basic Cost for the Building in the year 1990.

     (B) "Basic Cost" as said term is used herein shall consist of all operating expenses of the Building, which shall be computed on the accrual basis and shall consist of all expenditures by Landlord to maintain all facilities in the operation of the Building. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs specially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation of the Building, including but not limited to, the following:

          (1) wages and salaries of all employees engaged in operation, maintenance or security of the Building, including taxes, insurance and benefits related thereto;
          (2) all supplies and materials used in operation and maintenance of the Building;
          (3) cost of all utilities for the Building, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilating, sewer and trash disposal;
          (4) cost of all maintenance, building management and service agreements for the Building and the equipment therein, including alarm service, janitorial service, window cleaning, security service, elevator maintenance, and grounds maintenance;
          (5) cost of all insurance relating to the Building, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

          (6) cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and alterations attributable solely to tenants of the Building);
          (7) amortized cost of installation of capital investment items required by governmental order, or which reduce operating costs, up to but not exceeding the annual amount of the operating costs which they have reduced;
          (8) any reasonable management fee for general operation and management of the Building which is calculated as a percentage of gross rentals; and
          (9) all real estate taxes and assessments and special assessments imposed upon the Building by any governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes. The term "taxes" as used in this Paragraph 7 shall not include state, local and federal personal and corporate income taxes measured by the income of Landlord; estate and inheritance taxes, franchise, succession and transfer taxes; interest on taxes and penalties resulting from failure to pay real estate taxes; and ad valorem taxes on Landlord's personal furniture and furnishings, and on Landlord's leasehold improvements to the extent that same exceed standard building allowances.

     (C) In the event that the actual Basic Cost for any calendar year during the life of this Lease exceeds the Initial Basic Cost set out in (A) above, Tenant shall pay its proportionate share of the year's increase in the actual Basic Cost for such year over the Initial Basic Cost in the proportion that its rentable area in the Premises bears to the total net rentable area of the finished Building ("Tenant's proportionate share"). Landlord shall within the period of 150 days (or as soon thereafter as possible) after the close of each calendar year give Tenant a statement of such year's actual Basic Cost and a comparison with the Initial Basic Cost, prepared by a certified public accountant. If such year's actual Basic Cost is greater than the Initial Basic Cost, Tenant shall pay Landlord, within 30 days of statement receipt, Tenant's proportionate share of such increase, if any, such payment to be made when due as a condition to a protest thereof, as hereinafter provided. the aforementioned comparative statement need not be binding on Tenant, who may, within a 120-day period after rendition thereof, protest such determination by written notice to Landlord. In the event such determination shall be in Tenant's favor, Landlord shall promptly refund to Tenant the amount of such overpayment or, at Landlord's election, credit such amount to the succeeding monthly installments of annual base rent. If Tenant shall not dispute any item or items of any such comparative statement within 120 days after such statement has been rendered, Tenant shall be deemed to have approved such statement. If the term of this Lease shall begin on a day other than the first day of the calendar year or end on a day other than the last day of the calendar year, Tenant's proportionate share of any increase in the Basic Cost for such year shall be prorated, calculated on a daily basis for the fractional year at the beginning or the end of the term of this Lease.

     (D) Notwithstanding anything to the contrary herein, it is agreed with regard to janitorial, maintenance, repairs and utilities only, that in the event the Building is not fully occupied during any calendar year, or in the event the entire Building is not furnished with services during any calendar year, an adjustment shall be made by Landlord in computing the Basic Cost for such year so that the Basic Cost shall be computed for such year as though the Building, based on reasonable good faith projections founded on actual operating results for occupied portions of the Building, had been fully occupied during such year, and as though the entire Building had been provided with services during such year.

     (E) For each calendar year during the term of this Lease, Landlord shall provide Tenant with a comparison of the Initial Basic Cost and the estimated Basic Cost for such calendar year, and Tenant shall thereafter pay in advance in monthly installments with the base rent Tenant's proportionate share of any estimated increase in Landlord's Basic Cost of operating the Building over the Initial Basic Cost. When such year's actual Basic Cost has been determined, the accounting and settlement provisions of (C) above shall apply.

     (F) Tenant at its expense, shall have the right at all reasonable times to audit Landlord's books and records relating to this Lease for any year or years for which additional rental payments become due; or at Landlord's sole discretion Landlord will provide a certified public accountant.

     (G) Landlord agrees that during the term of this Lease the Building shall be run in a reasonable and prudent manner as a first class office building and that all costs and expenses (including salaries and wages) includable in Basic Cost shall be comparable to the generally prevailing costs which would then be paid or incurred therefor by a reasonably prudent operator of a first class office building in downtown Denver generally similar to the Building.

     (H) Notwithstanding anything contained in this Paragraph 7, the rent payable by Tenant shall in no event be less than the base rent specified in Paragraph 4 above.

8.   SERVICES FURNISHED BY LANDLORD.
     (A) Landlord agrees to furnish Tenant the following services provided Tenant is not in default:

          (1) domestic tempered running water at those points of supply provided for general use of tenants in the Building; central heat and air conditioning in season, at such times as Landlord normally furnishes those services to tenants in the Building, and at such temperatures and in such amounts as are considered by Landlord to be standard, subject to applicable governmental rules, regulations, laws and energy conservation guidelines, but such service on Saturday afternoons, Sundays and holidays shall be furnished only upon the request of the Tenant received no later than 3:00 p.m. of the prior business day, and Tenant shall bear the entire cost thereof, prorated with any other tenants requesting the same service; routine maintenance, painting and electric lighting service for all public areas and special areas of the Building in the manner and to the extent deemed by Landlord to be standard, including janitor service on the basis of a five-day week; and
          (2) electrical facilities at standard outlets for sufficient power to operate typewriters, calculating machines and other machines of similar low electrical consumption; provided, however, that Tenant shall bear the utility costs occasioned by electro-data processing machines, photocopy machines and similar machines of high electrical consumption, including additional air conditioning costs attributable thereto.

     (B) If Landlord shall be unable to any extent to furnish the services described in (A) above, or if any cessation thereof occurs, or if any of the equipment or machinery should break down, or for any cause cease to function properly, such occurrences shall not render Landlord liable in any respect for damages to either person or property, not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement herein.

     (C) Landlord shall provide only such security for the Building as Landlord deems necessary, which shall not include any special security measures because of the presence of Tenant or Tenant's business. Landlord shall have no responsibility to prevent and shall not be liable to Tenant for losses due to theft, burglary or vandalism, or for damages done by unauthorized persons gaining access to the Premises.

     (D) Landlord shall furnish Tenant, free of charge, with two keys for each corridor door entering the Premises. Additional keys will be furnished at a charge by Landlord equal to the cost plus 15% on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

     (E) Landlord shall provide and install, at Tenant's costs, all letters or numerals on doors in the Premises; all such letters and numerals shall be in the Building's standard graphics, and no other shall be used or permitted on the Premises without Landlord's express approval.

     (F) If, upon the request of Tenant, Landlord furnishes Tenant with any additional services not described hereinabove as services normally furnished by Landlord, Tenant shall pay Landlord for such additional services at the prevailing wage and material rates in Denver, Colorado, at the time said services are performed. Charges for such additional services shall be deemed to be additional rent, and may be collected by Landlord as provided in Paragraph 5 above.

9.   IMPROVEMENTS BY LANDLORD.
     In preparing the Premises for occupancy by Tenant, Landlord shall be required to bear the expense of installing the items listed in the Work Letter, attached hereto as Exhibit B and made a part hereof, but only to the extent that such expense does not exceed the allowances indicated in said Work Letter. All installations in excess of those set forth in the Work Letter shall be for Tenant's account and at Tenant's cost, which cost shall by payable by Tenant to Landlord as additional rent hereunder promptly upon being invoiced therefor.

10.  LATENT DEFECTS.

     Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition when possession was taken, subject only to latent defects and those deficiencies listed in writing in a notice delivered to Landlord by Tenant within thirty days after the date Tenant takes possession of the Premises.

11.  QUIET ENJOYMENT.

     Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rental herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during their respective ownerships of the Landlord's interest hereunder. In addition, Tenant specifically agrees to look solely to Landlord's or its successor's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord or any successor in interest shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

12.  REPAIRS BY LANDLORD.
     (A) Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character on the Premises during the term of this Lease, except such repairs as may be deemed necessary by Landlord for normal maintenance operations of the Building. The obligation of Landlord so to maintain and repair the Premises shall be limited to building standard items. Special leasehold improvements will, at Tenant's written request, be maintained by Landlord, and Tenant shall pay to Landlord for such maintenance as additional rent hereunder an amount equal to Landlord's actual costs, plus 15% of said costs to cover overhead.

     (B) If any improvement, structural modification or addition to the Building is required subsequent to the commencement of the term hereof by any change in the laws, ordinances, rules, regulations or order of any governmental or quasi-governmental authority having jurisdiction over the Building, Landlord shall make such improvement, modification or addition, and the rent to be paid thereafter by Tenant shall be further adjusted, in such amount as Landlord's independent certified public accountant may determine, so that Tenant pays its pro rata share of Landlord's per square foot cost (computed in the same manner as otherwise provided in this Lease) of such improvement, modification or addition, amortized at a market rate of return over the useful life thereof. In determining such adjustment in rent, Landlord's independent certified public accountant shall consider any cost reductions to Landlord in operating the Building resulting from such improvement, modification or addition. Tenant shall commence payment of any adjustment in its rent pursuant to this paragraph on the first day of the month following completion by Landlord of such improvement, modification or addition.

13.  REPAIRS BY TENANT.
     (A) Landlord shall have the right, at its option, at Tenant's own cost and expense, to repair to replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and Tenant shall pay the cost thereof to the Landlord on demand as additional rent.

     (B) Tenant shall make no alterations in or additions or repairs to the Premises without first obtaining the written consent of Landlord and after receiving written consent, Tenant shall notify Landlord at least thirty business days in advance of any alterations in or repairs or additions to the Premises which Tenant proposes to make. Tenant shall coordinate any work it proposes to perform upon the Premises with Landlord in order to prevent a disruption of the Building's operation.

     (C) Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, costs or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims of liens by laborers, materialmen or others for work performed for, or materials or supplies furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commended, Tenant shall give Landlord written notice thereof. Within twenty days after the filing, recording or commencement thereof, Tenant shall cause such liens to be removed of record or such action to be dismissed; provided, however, that if Tenant shall desire to contest any claim of lien, it shall furnish security that is satisfactory to Landlord. If a final judgment is entered establishing the validity or existence of a lien for any amount, Tenant shall pay and satisfy the same at once. If Tenant shall be in default under the foregoing provisions, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord, with interest at the rate of 12 percent per year from the dates of Landlord's payments, to be payable by Tenant hereunder as additional rent.

     (D) At least five days prior to the commencement of any work on the Premises, permitted to be done by persons requested by Tenant, the Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that the Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2), C.R.S. 1973. During any such work on the Premises, Landlord shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2), C.R.S. 1973, or to take any further action which Landlord may deem to be proper for protection of Landlord's interest in the Premises.

14.  CARE OF THE PREMISES.
     (A) Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted; and Tenant shall remove all of Tenant's movable furniture and other effects.
All movable furniture and other effects not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor, and Tenant shall pay Landlord all expenses incurred in connection with such property. Tenant's obligation to observe or perform this covenant shall survive the termination of this Lease. Upon such termination, Landlord shall have the right to reenter and resume possession of the Premises.

     (B) Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the term of this Lease upon Tenant's operations, occupancy or conduct of business at the Premises or upon Tenant's equipment, furniture, appliances, trade fixtures, leasehold improvements and other personal property of any kind installed or located on the Premises.

15.  ASSIGNMENT OR SUBLEASE.
     Neither this Lease nor any part of the Premises shall be assigned or sublet by Tenant without the prior written consent of Landlord, and notwithstanding the consent of Landlord to any such assignment or subletting, the Tenant shall not be released of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease.

16.  SIGNS.
     Tenant shall not place signs on the Premises which are visible from outside the Premises without first obtaining the written consent of Landlord.

17.  HAZARDOUS USE.
     Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous, or permit anything to be done which would in any way increase the rate of casualty insurance coverage on said Building and/or its contents.

18.  RULES AND REGULATIONS.
     The Rules and Regulations set forth in Exhibit C attached hereto are hereby made a part of this Lease. Landlord may, from time to time, amend, modify, delete or add new and additional reasonable Rules and Regulations for use, safety, cleanliness and care of the Premises and the Building, and the comfort, quiet and convenience of occupants of the building, provided that no change shall materially and adversely affect the use of the Premises by Tenant without the consent of the Tenant, which consent shall not be unreasonably withheld. Such new or modified Rules and Regulations shall be effective upon notice thereof to Tenant from Landlord. In case of a conflict between the terms of the Lease and the Rules and Regulations, the terms of this Lease shall control. Tenant will cause its employees and agents, or any other permitted by Tenant to occupy or enter the Premises, at all times to abide by said Rules and Regulations set forth in Exhibit C, or as hereafter modified by Landlord. The breach by Tenant of any Rules or Regulations set forth in Exhibit C, or any amendments or additions thereto, shall be a default hereunder, and Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall not be responsible to Tenant for non-observance by any other tenant or person of such Rules and Regulations.

19.  ENTRY BY LANDLORD.
     Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

20.  NUISANCE.
     Tenant shall conduct a business and control Tenant's agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in the operation of the Building.

21.  SUBORDINATION TO MORTGAGE.
     This Lease shall be and is hereby made subordinate to any mortgages or deeds of trust which may now or hereafter encumber the Building, and to all renewals, modifications, consolidations, replacements and extension thereof. This clause shall be self-operative and no further instrument of subordination need by required by any mortgagee. It is contemplated that the mortgagee will be Metropolitan Life Insurance Company. This clause shall be for the benefit of any mortgagee, including, but not limited to, Metropolitan Life Insurance Company, as contemplated. In confirmation of such subordination, however, Tenant shall, at Landlord's request, execute promptly any appropriate certificate, subordination agreement or instrument that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate, subordination agreement or instrument for and on behalf of Tenant. Notwithstanding the fact that this Lease is and shall be subordinate as provided above, Tenant will, at the election and in the sole discretion of any person or party succeeding to the interest of Landlord as a result of the enforcement of the default or foreclosure provisions of such mortgage or deed of trust, including conveyance by deed in lieu of foreclosure, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease and Tenant agrees to attorn to such party; provided, however, that such mortgagee or successor in interest shall not
(i) be bound by any payment of rent or additional rent for more than one month in advance; (ii) be bound by any amendment or modification of this Lease made without the written consent of such mortgagee or such successor in interest;
(iii) be liable for any previous act or omission by Landlord under this Lease;
(iv) be subject to any offset which shall theretofore have accrued to Tenant against Landlord; (v) be obligated with respect to any security deposit under this Lease unless such security deposit has been physically delivered to such mortgagee or successor; or (vi) be bound or liable under any provisions in the Lease whereby Landlord assumed the obligations of Tenant under leases previously executed by Tenant covering space in other buildings. Tenant further agrees, upon demand, to execute such nondisturbance and attornment agreements as any such mortgagee or successor shall request.

22.  ESTOPPEL CERTIFICATE.
     At Landlord's request Tenant will execute either an estoppel certificate addressed to Landlord's mortgagee or any prospective successor of Landlord, or a three-party agreement among Landlord, Tenant and said mortgagee or successor, certifying to such facts (if true) regarding the status and terms of this Lease as may be requested, and agreeing to such notice provisions and other matters as such mortgagee or successor may reasonably require in connection with Landlord's financing or the conveyance of the Building.

23.  CONDEMNATION AND LOSS OR DAMAGE.
     If more than 15% of the Premises shall be taken or condemned for any public purpose, this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any such taking or condemnation of the Premises shall belong to and be paid to Landlord. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body, or authority; or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs.

24.  LIEN.
     As additional security for the Tenant's performance of its obligations under this Lease and the payment of all rent and other sums due or to become due hereunder, Tenant hereby grants to Landlord a security interest in and to all of the personal property of Tenant situated on the Premises except any and all of Tenants proprietary geological data and information. Tenant shall execute such documents as the Landlord may reasonably require to evidence Landlord's security interest in such personal property. If

Tenant is in default under this Lease, such personal property shall not be removed from the Premises (except to the extent such property is replaced with an item of equal or greater value) without the prior written consent of Landlord. It is intended by the parties hereto that this instrument shall have the effect of a security agreement and financing statement covering such personal property under the Uniform Commercial Code of the State of Colorado, as amended from time to time, and may be filed or recorded as such. Upon the occurrence of an event of default set forth herein, Landlord may exercise any rights of a secured party under said Uniform Commercial Code, including the right to take possession of such personal property and (after ten days' notice to those parties required by statute to be notified) to sell the same for the best price that can be obtained at public or private sale, and out of the money derived therefrom, pay the amount due Landlord and all costs arising out of the execution of the provisions of this section, paying the surplus, if any, to the Tenant. If such personal property, or any portion thereof, shall be offered at a public sale, Landlord may become the purchaser thereof.

25.  HOLDING OVER; MONTH-TO-MONTH TENANCY.
     If, after the expiration of the term of this Lease, Tenant shall remain in possession of the Premises or any part thereof and continue to pay rent, without any express agreement as to such holding, then such holding over shall be deemed and taken to be a periodic tenancy from month to month, subject to all the terms and conditions of this Lease on the part of Tenant to be observed and performed and at a rent equivalent to double the then current monthly installment of rent due hereunder, payable in advance on the first day of each calendar month thereafter. Such holding over may be terminated by Landlord or Tenant upon ten days' notice. In the event that Tenant fails to surrender the Premises upon termination or expiration of this Lease or such month-to-month tenancy, then Tenant shall indemnify Landlord against loss or liability resulting from any delay of Tenant in not surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorney's fees related thereto.

26.  CASUALTY.
     In the event of a fire or other casualty in or to the Premises, Tenant shall immediately give notice thereof to Landlord. If the Premises, through no fault or neglect of Tenant, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Premises untenantable, and Landlord elects to repair the same, the rent herein shall abate thereafter until such time as the Premises are made tenantable by Landlord. In the event of the total destruction of the Premises without fault or neglect of Tenant, its agent, employees, invitees or visitors, or if from any cause the Premises or the Building shall be so damaged that Landlord shall not decide to rebuild (which decision Landlord may make in its sole discretion), then all rent owed up to the time of such destruction or termination shall be paid by Tenant and this Lease shall cease and come to an end.

27.  ATTORNEY'S FEES.
     In the event Tenant makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, Tenant agrees to pay Landlord a reasonable attorney's fee incurred by Landlord.

28.  ALTERATION.
     This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties.

29.  ASSIGNMENT BY LANDLORD.
     Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon Landlord's transferee assuming Landlord's obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Paragraph 44 below) no further liability or obligation shall thereafter accrue against Landlord hereunder.

30.  BREACH OF LEASE.
     If default shall be made in the payment of any sum to be paid by Tenant under this Lease, and such default shall continue for ten days, or default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty days, or if the interest of Tenant under this Lease shall be levied upon under execution or other legal process, or any petition shall be filed by or against Tenant to declare Tenant a bankrupt, for the reorganization or rehabilitation of Tenant or to delay, reduce or modify Tenant's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure which said reorganized or modified capital structure results in the net worth of Tenant decreasing by 25 percent (25%) or more from the date of this Lease if Tenant be a corporation or other entity, or if Tenant be declared insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Tenant or Tenant's property, or if Tenant shall abandon the Premises during the terms of this Lease or any renewals or extensions thereof, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within twenty days from the date of its creation, service or filing).

31.  REMEDIES UPON BREACH.
     In the event of a breach of this Lease by Tenant, Landlord may have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

     (A) Landlord may terminate this Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, including Landlord's attorney's fees; (ii) the unpaid rent earned at the time of termination, plus interest thereon at the rate of 12% per annum from the due date; (iii) the balance of the rent for the remainder of the term less the fair market value of the Premises for said period; (iv) damages for the wrongful withholding of the Premises by Tenant; and
(v) any other sum of money and damages owed by Tenant to Landlord.

     (B) Landlord may retake possession of the Premises and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet same for the remainder of the term provided for herein; and if the rent received through such reletting does not at least equal the rent provided for herein, Tenant shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting; and, in addition thereto, Tenant shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant.

32.  NON-WAIVER.
     Failure of Landlord or Tenant to declare any breach or default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such breach or default, but Landlord or Tenant shall have the right to declare any such breach or default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity.

33.  HOLD HARMLESS.
     Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Tenant, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage.

34.  WAIVER OF SUBROGATION.
     Landlord shall cause each insurance policy carried or to be carried by Landlord insuring the Premises against loss, and Tenant shall cause each insurance policy carried or to be carried by Tenant on or relating to the Premises, its fixtures and contents, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss or damage covered by any such policies. Neither party, its agents, officers and employees shall be liable to the other for any loss or damage caused (regardless of cause or origin, including the negligence of any party hereto, its agents, officers or employees) by fire or any other risk or risks against which any such policy insures, provided such waiver was obtainable. However, if such waiver cannot be obtained, or is obtainable only by the payment of an additional premium above that charged by companies carrying such insurance without such waiver of subrogation, the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten days after the giving of such notice either to (i) place such insurance in companies which are satisfactory to the other party and will carry such insurance with such waiver, and/or (ii) agree to pay such additional premium (in the case of Tenant, pro rata in the proportion which the area of the Premises bears to the total net rentable area covered by such insurance). If neither (i) nor (ii) is done, this paragraph shall be null and void for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium; provided that if such waiver should subsequently become obtainable without payment of an additional premium, and the party in whose favor a waiver of subrogation is desired so notifies the other party in writing, this paragraph shall, at the expiration of sixty days after such notice, be restored to full force and effect. If the release of either Landlord or Tenant as set forth in the second sentence of this paragraph shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to that of the other party's insurer.

35.  CASUALTY INSURANCE.
     Landlord shall maintain fire and extended coverage insurance on the portion of the Building constructed by Landlord, including additions and improvements by Tenant which are required by this Lease and which have become or are to become the property of Landlord upon vacation of the Premises by Tenant. Said insurance shall be maintained with an insurance company authorized to do business in Colorado, in amounts desired by Landlord and at the expense of Landlord and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations, the contents of the Premises, or improvements with respect to the Premises beyond building standard result in extra-hazardous exposure, Tenant shall promptly pay the excess amount of the premium upon request by Landlord.

36.  LIABILITY INSURANCE.
     Tenant shall, at Tenant's expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $500,000.00 in respect of personal injury or death in respect of any one person and of not less than $1,000,000.00 for death or injury to more than one person, and $500,000.00 for property damage. Any such policy shall name Landlord as an additional insured. Tenant shall at Landlord's request furnish Landlord with copies of all insurance to be maintained by Tenant and with evidence of payment of the premiums thereon. All such policies shall contain a clause or endorsement to the effect that they may not be terminated or materially amended during the term of this Lease except after ten days' written notice thereof to Landlord.

37.  NOTICE TO MORTGAGEE.
     Tenant agrees to give any mortgagee, by registered or certified mail, a copy of any notice of breach or default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagee. Tenant further agrees that if Landlord shall have failed to cure such breach or default within the time provided for in this Lease, then the mortgagee shall have an additional thirty days within which to cure such breach or default or if such cannot be cured within that time, then such additional time as may be necessary if within such thirty days the mortgagee has commenced and is diligently pursing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

38.  AUTHORITIES FOR ACTION AND NOTICE.
     (A) Landlord may act in any matter provided for herein by its Property Manager and any other person who may from time to time be designated in writing by Landlord to act on its behalf. Tenant shall designate in writing one or more persons to act on Tenant's behalf in any matter provided for herein and may from time to time change such designation. In the absence of any such designation, the person or persons executing this Lease shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

     (B) All notice or demands required or permitted to be given to the Landlord hereunder shall be in writing, and shall be deemed duly served when delivered personally to Landlord or to the Property Manager employed by Landlord at the office of such Property Manager in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at its address stated on the first page of this Lease, or at such other address as Landlord may from time to time specify in writing. All notices or demands required to be given to the Tenant hereunder shall be in writing, and shall be deemed duly served when delivered personally to any employee of Tenant designated in accordance with (A) above to act for Tenant, or when deposited in the United States mail postage prepaid, certified or registered, return receipt requested, addressed to Tenant at Tenant's address stated on the first page of this Lease, or at Tenant's address in the Building, if Tenant has taken possession hereunder, or at such other address as Tenant may from time to time specify in writing.

39.  SUCCESSORS AND ASSIGNS.
     This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant and Tenant's successors, assigns and personal representatives to the extent assignment may be approved by Landlord hereunder.

40.  RELOCATION.
     At any time during the term of this Lease, Landlord shall have the right, upon thirty (30) days' prior written notice to Tenant to substitute other space within the Building for the Premises (the "Substituted Premises"). Tenant shall relocate to the Substituted Premises on the date set forth in Landlord's notice (to occur no sooner than thirty (30) days after receipt by Tenant of said notice) and Landlord agrees to pay all reasonable moving expenses of Tenant incidental to the Substituted Premises, including the reasonable replacement of Tenant's improvements incidental to the Substituted Premises. In the event Landlord elects to exercise this right, the Substituted Premises shall be located in an equivalent location on another floor, or alternatively in another location if approved by Tenant (which approval shall not be unreasonably withheld), contain as much square footage as the originally leased Premises and the rental rate shall remain as set forth in Paragraph 4 of the Lease. The suite number designation and Exhibit A shall be deemed revised to reflect the description of the Substituted Premises. Except for such revisions, the terms and provisions of the Lease shall be applicable to the Substituted Premises and the Substitute Premises shall be deemed to be the Premises under the Lease.

41.  MISCELLANEOUS.
     (A) The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     (B) The rights and remedies of Landlord hereunder, and any other rights and remedies provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. Landlord shall be entitled to an injunction or the appointment of a receiver for Tenant in proper cases upon ex parte application therefor to enforce any part of parts of this Lease or to prevent or stop any violation, breach or default on the part of Tenant.

     (C) Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full term of this Lease.

     (D) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed herein. No amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     (E) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected hereby.

     (F) This Lease is made in and shall be governed by and interpreted in accordance with the laws of the State of Colorado.

42.  REAL ESTATE BROKER.
     Tenant warrants and agrees to save and hold Landlord harmless from any and all leasing commissions (including renewals, extensions or options), costs and liability with respect to the Premises claimed by any real estate broker except those brokers with whom Landlord may have contracted directly.

43.  RECORDING - SHORT FORM MEMORANDUM.
     If requested at any time by Landlord, Tenant shall execute (i) a short form memorandum of this Lease in recordable form which may, at Landlord's option, be placed of record; and (ii) a memorandum of this Lease on such form as may be prescribed by the Colorado Department of Revenue, or any other appropriate form, which memorandum may, at Landlord's option, be filed with said Department so that Landlord may avail itself of the provision of statutes such as Section 39-22-604(7)(c), Colorado Revised Statutes 1973.

44.  SECURITY DEPOSIT.
     Tenant has deposited the sum of $7,000.00 with Landlord as security for Tenant's prompt and proper performance of all of the terms, covenants and agreements contained in this Lease. Tenant understand and agrees (i) that such deposit is not a prepayment of rent and that Landlord shall have no obligation to account to Tenant and Tenant shall have no right to recover from Landlord any interest, earnings or other increments which may accrue during the time such deposit is held by Landlord.

45.  PARKING.
     Landlord hereby agrees to rent to Tenant, during the initial term of this Lease, permits to park a total of sixteen (16) automobiles in the building parking garage (hereinafter called the "Garage"). Such parking permits shall be provided on an unassigned basis, whereby rental rates for ten (10) of the sixteen (16) parking permits shall be $55.00 per month for the initial five (5) year term of this Lease only, and rates for six (6) of the sixteen (16) parking permits shall be at the rate determined by Landlord from time to time in the Garage. Additional spaces may be provided on a month-to-month basis as available at the rate determined by Landlord from time to time in the Garage.

46.  RIGHT OF FIRST OFFER.
     Provided Tenant is not in default in the performance of the terms and conditions of this Lease, Tenant shall have and is hereby granted during the initial term of this Lease, a Right of first Offer to lease space on the twenty-fourth floor contiguous to the Premises, ("Right of First Offer Space"). Said Right of First Offer shall be provided in accordance with the following terms and conditions:

     (A) Tenant shall have ten (10) business days after being notified by Landlord in writing, of Landlord's contemplated lease transaction with a third party or parties regarding, including but not limited to, said Right of First Offer Space, within which to advise Landlord, in writing, in the manner provided below, if Tenant desires to exercise it's Right of First Offer as to such space. If Tenant does desire to exercise it's rights hereunder, it shall be required to add to it's Lease all of the space offered in the contemplated lease transaction as provided in Landlord's notice, at that particular time. Unless Landlord is timely notified as aforesaid, it shall be conclusively presumed that Tenant does not desire to exercise its Right of First Offer as to such space by Landlord, in accordance with the provisions of subparagraph (B) below, shall be free to consummate the contemplated lease transaction with said third party. Such space shall be offered to Tenant upon the terms and conditions, and at the rate which the Landlord would quote to such third party for the space, but in no event shall the rental rate be less than the rent which Tenant is then paying. Such terms and conditions may include, but not be limited to, escalations, pass throughs, and other matters.

          (1) If Tenant elects to add such offered space to its Lease, the terms and conditions and rental rate on which such space shall be added will be identical to those which Landlord would quote to such third party for such space if it were to be available for leasing for a lease term scheduled to commence at the time of the addition of the space, but in no event shall the rental be less than the rental rate Tenant is paying for the Premises.

          (2) If Tenant exercises such Right of First Offer with respect to any such space so offered, Tenant will accept such space in an "as-is" condition without any remodeling work or fix-up work to be performed by Landlord except as provided in the notice from Landlord.

          (3) Tenant must take all of the space offered by Landlord to Tenant at any particular time and may not elect to lease only a portion thereof.

          (4) Tenant's right to exercise its Right of First Offer shall be conditioned on Tenant not having subleased more than twenty percent (20%) of the original Premises.

     (B) As provided in subparagraph (A) above, if Tenant does not exercise its initial Right of First Offer, Landlord shall be free to initially lease such space to whomever it chooses in accordance with the notification to Tenant. The continuing Right of First Offer shall be offered to Tenant on the following terms and conditions:

          (1) Landlord agrees to notify Tenant in writing thirty (30) days prior to the expiration of the existing Lease term (or upon vacation thereof by the then Tenant thereof, successors, or assigns) that same will be available for leasing by Tenant. Tenant shall have thirty (30) days after the receipt of any such notice within which to notify Landlord in writing if Tenant desires to lease such space for the balance of Tenant's Lease term or renewals hereunder. If Tenant does not notify Landlord within said thirty (30) days period, Landlord shall be free to lease such space to anyone whom it desires, and Tenant shall not have further rights with respect to such space.

47.  RENEWAL OPTION.
     Provided Tenant is not in default in the performance of the terms and conditions under this Lease and Tenant has not sublet or assigned more than twenty percent (20%) of the leased premises, Tenant is hereby granted the option to renew the term of this Lease for all space then under lease to Tenant for a period of five (5) years ("Renewal Term"), to commence at the expiration of the initial five (5) year term of this Lease. Tenant shall exercise said option by giving Landlord written notification of such exercise at least six (6) months prior to the expiration date of the initial term of the Lease. The base annual rental for the Premises during the Renewal Term shall be mutually agreed upon by Tenant and Landlord, provided, however, if Landlord and Tenant have not mutually agreed to the base annual rental for the Premises during the Renewal Term on or before thirty (30) days prior to the expiration date of the Lease term herein, then this Renewal Option shall expire. Any such renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the base rent during the Renewal Term shall be as provided above; (b) Tenant shall not have the right to assign its renewal rights to a subtenant under this Lease; and (c) the Premises will be provided in their then existing condition at the time the Renewal Term commences.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.



LANDLORD:      THE 1125 VENTURE
               By:  ENERGY PLAZA ASSOCIATES

               By:  /s/ L.C. Fulenwider                Partner
                    ----------------------------------
                        L.C. Fulenwider III
                        Executive Vice President


TENANT:        BARRETT RESOURCES CORPORATION

               By:  /s/ John F. Keller                 Partner
                    ----------------------------------
                        John F. Keller
                        Executive Vice President

STATE OF COLORADO        )
                         ) ss
COUNTY OF DENVER         )


     The foregoing instrument was acknowledged before me this 24th day of July, 1990, by L.C. Fulenwider III as Partner for Energy Plaza Associates, a Colorado general partnership, as a co-venturer of The 1125 Venture, a Colorado joint venture.

Witness my hand and official seal.

My Commission Expires:              -----------------------------------
                                    Notary Public
-----------------------------       Address:


STATE OF COLORADO        )
                         ) ss
COUNTY OF DENVER         )

     The foregoing instrument was acknowledged before me this 9th day of July, 1990 by John F. Keller as Executive Vice President of Barrett Resources Corporation.

     Witness my hand and official seal.

My Commission Expires:              /s/
                                    -----------------------------------

                                    Notary Public
November 27, 1990                   Address:  19377 Hill Dr.
-----------------                   Morrison, CO  80465

                                   EXHIBIT A

     Space Plan/Budget Pricing Plan dated May 15, 1990, last revision date May 29, 1990, and initialed by Landlord and Tenant is part of this Lease, although not attached hereto.

                                   [DIAGRAM]

                                   EXHIBIT B
                                   ---------

                             WORK LETTER AGREEMENT
                             ---------------------

     THIS WORK LETTER AGREEMENT is entered into as of the 24th day of July, 1990, by and between The 1125 Venture ("Landlord") and Barrett Resources Corporation ("Tenant").

                               R E C I T A L S :

     A. Concurrently with the execution of this Work letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises"), more particularly described in Paragraph 1 of the Lease.

     B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

     1.  COMPLETION SCHEDULE.  Within ten (10) days after the execution of the
         -------------------
Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises, and the beginning date (the "Commencement Date") for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) working days after the date such Schedule is first received by Tenant, Landlord may, at its option, terminate the Lease and all of its obligations thereunder.

     2.  TENANT IMPROVEMENTS.  Reference herein to "Tenant Improvements" shall
         -------------------
include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including but not limited to, partitioning , doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

     3.  TENANT IMPROVEMENT PLANS.  Immediately after the execution of the
         ------------------------
Lease, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

     4.  NON-STANDARD TENANT IMPROVEMENTS.  Landlord shall permit Tenant to
         --------------------------------
deviate from the Standards for the Tenant Improvements; provided that: (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed one fixture per each fifty (50) square feet of net rentable area; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

     5.  FINAL PRICING AND DRAWING SCHEDULE.  After the preparation of the space
         ----------------------------------
plan and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's contractor for plan checking and the issuance of a building permit. Landlord with, Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing proposal for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the Building Department of the City and County of Denver. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes which exceed the Tenant Allowance described in Paragraph 7 below.
Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 hereof.

     6.  CONSTRUCTION OF TENANT IMPROVEMENTS.  After the Tenant Improvement
         -----------------------------------
Plans have been prepared and approved, the final pricing proposal has been approved, and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use all reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

     7.  PAYMENT OF COST OF THE TENANT IMPROVEMENTS.
         ------------------------------------------

     (A) Landlord hereby grants to Tenant a "Tenant Allowance" of One Hundred Ninety-seven Thousand Ninety-one and 33/100ths Dollars [$197,091.33], (approximately $12.10 per square foot). Such Tenant Allowance shall be used only for:

          (i) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance may be used for payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers, architects over than Landlord's architect, engineers, and/or space planner, provided said payments be approved by Landlord and do not exceed the Tenant Allowance herein specified.

          (ii) The payment of plan check, permit, and license fees relating to construction of the Tenant Improvements.

          (iii) Construction of Tenant Improvements, including, without limitation, the following:

               (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings, painting, millwork, and similar items.

               (b) All electrical wiring, lighting, fixtures, outlets and switches, and other electrical work to be installed within the Premises.

               (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hours air conditioning.

               (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilating and air conditioning, noise or vibration control or other special systems.

               (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

               (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

               (g)  Testing and inspection costs.

               (h) Contractor's fees, including but not limited to, any fees based on general conditions.

          (iv) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the

     Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant (i.e., during or after the construction of the base Building) and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics (examples of such construction would include the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

     (B) The cost of each item shall be charged against the Tenant Allowance.
In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 7(A) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

     (C) In the event that, after the Tenant Improvement Plans have been prepared and a price therefor establishing by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

     (D) In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

     (E) Any unused portion of the Tenant Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

     8.  COMPLETION AND RENTAL COMMENCEMENT DATE. The Commencement of the term
         ---------------------------------------
of the Lease shall not commence until the earlier of the following two dates:
(i) the date upon which Tenant takes possession of the Premises; or (ii) the date upon which the Premises are ready for occupancy, i.e., the Tenant Improvements have been substantially completed as evidenced by the final inspection performed by the Building Department of the city and County of Denver, or as determined by Landlord's architect or representative; provided that if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

          (a) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

          (b) Tenant's request for materials, finishes or installations other than those readily available;

          (c) Tenant's changes in the Tenant Improvement Plans after the approval by Tenant;

          (d) Tenant's request to deviate from the Standards for Tenant Improvements;

then the commencement of the term of the Lease and the rental commencement date shall be accelerated by the number of days of such delay. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).

     9.  ALTERNATE COMMENCEMENT DATE.  If Landlord is unable to cause the
         ---------------------------
premises to be ready for occupancy by the commencement date for reasons other than those set out in subsection (a) through (d) of Paragraph 8 above, or if the Landlord shall have the premises ready for occupancy prior to the commencement date set out in Paragraph 2 of the Lease, then in either such event the commencement date of the Lease shall be on the first date the premises are ready for occupancy; provided, however, if the date the premises are ready for occupancy is not the first day of a month, then the commencement date shall be the first day of the month immediately following the date the premises are ready for occupancy. The period between the date the premises are ready for occupancy and the commencement date shall be deemed to be the Interim Lease Term and Tenant shall be obligated to pay rent for such Interim Lease

Term on a pro rata basis based on the base rent for the first full month of the lease term and Tenant shall hold the premises during the Interim Lease Term under all of the other terms and conditions of this Lease. If the base rent for the first full month of the lease term is abated, the base rent for the Interim Lease Term shall be based upon the first month's rental which is due under the Lease, and shall be payable at the end of the rental abatement period. In the event the commencement date set out in Section 2 of the Lease is changed as provided for in this Paragraph 9, then if the premises are ready for occupancy after the commencement date set out in Section 2 of the Lease the expiration date of the lease term shall extend for the number of months set out in Section 2 of the Lease.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

LANDLORD:      THE 1125 VENTURE
               By:  Energy Plaza Associates

               By:  /s/                         Partner
                    -------------------------
                    L. C. Fulenwider III

TENANT:        BARRETT RESOURCES CORPORATION

               By: /s/
                   --------------------------
                   John F. Keller
                   Executive Vice President

                                   EXHIBIT C

                             RULES AND REGULATIONS

     The Rules and Regulations set forth in this exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the terms "Tenant" is used in these Rules and Regulations, it shall be deemed to include Tenant, its employees or agents, and any other persons permitted by Tenant to occupy or enter the Premises. The following Rules and Regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 18 of the Lease.

1. OBSTRUCTION. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

2. ORDINARY BUSINESS HOURS. The ordinary business hours of the Building shall be from 6:00 A.M. to 6:00 P.M., Monday through Friday of each week, and from 8:00 A.M. to 2:00 P.M. every Saturday, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

3. DELIVERIES. Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building.

4. MOVING. Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord.

5. HEAVY ARTICLES. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

6. NUISANCE. Tenant shall not do or permit anything to be done on the Premises or in the Building or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the laws, codes, rules or ordinances of any governmental authority having jurisdiction over the Building.

7. BUILDING SECURITY. Landlord may restrict access to and from the Premises and the Building outside the ordinary business hours of the Building for reasons of building security. Landlord may require identification of persons entering and leaving the Building and, for this purpose, may issue building passes to tenants of the Building.

8. PASS KEY. The Building Manager may at all times keep a pass key to the Premises, and he and other agents of the Landlord shall at all times be allowed admittance to the Premises; subject, however, to Tenant's reasonable security requirements which may prohibit access except when accompanied by Tenant's authorized security personnel.

9. LOCKS AND KEYS FOR PREMISES. Subject always to Tenant's reasonable security requirements, no additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices and toilet rooms.

10. USE OF WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water in any manner.

11. NO ANIMALS; EXCESSIVE NOISE. With the exception of seeing eye dogs for the blind, no animals shall be allowed in the offices, halls, corridors and elevators of the Building. No person shall disturb the occupants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

12. BICYCLES. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

13. TRASH. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

14. WINDOWS. No window shades, blinds, screens or draperies will be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways so that the Building will present a uniform exterior appearance. Tenant will use its best efforts to have all curtains, draperies and blinds closed at the end of each day in order to help conserve energy. Except in case of fire or other emergency, Tenant shall not open any outside window because the opening of windows interferes with the proper functioning of the Building heating and air conditioning systems.

15. HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

16. HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

17. NO DEFACING OF PREMISES. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant.

18. CHAIR PADS. During the entire term of this Lease, Tenant shall, at its expense, install and maintain under all caster chairs a chair pad or carpet casters to protect the carpeting.

19. SOLICITATION; FOOD AND BEVERAGES. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, beverages, services or merchandise in the Building, nor install nor permit the installation or use of any machine or equipment for dispensing food, beverages, services or merchandise, nor permit the preparation, serving, distribution or delivery of food, beverages, services or merchandise without the approval of Landlord and in compliance with arrangements prescribed by Landlord.

                            THIRD AMENDMENT TO LEASE

                                    BETWEEN

                          THE 1125 VENTURE (LANDLORD)

                                      AND

                     BARRETT RESOURCES CORPORATION (TENANT)

     This Third Amendment to Lease, made this 27th day of October, 1993, by and between The 1125 Venture, a Colorado joint venture, hereinafter called "Landlord", and Barrett Resources Corporation, a Delaware Corporation "Tenant".

                                WITNESSETH THAT:

     WHEREAS, the Landlord and Tenant have previously entered into a Lease Agreement dated July 24, 1990, a First Amendment to Lease dated October 25, 1990, and a Second Amendment to Lease dated November 16, 1990, (collectively, the "Amended Lease"); and

     WHEREAS, the Landlord and Tenant desire to amend the Amended Lease to (i) add rentable area to the Premises; (ii) extend the term of the Lease; (iii) specify new Base Rent; (iv) provide for Tenant Improvements (v) modify the parking provisions; (vi) provide a Right of Negotiation on space on the 23rd Floor; and, (vii) amend the existing Renewal Option.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Tenant and Landlord do hereby amend the Lease as follows:

     Except as expressly provided in the Third Amendment, the Amended Lease shall remain in full force and effect. Except as expressly provided in this Third Amendment, the term "Lease" as used in the Amended Lease shall refer to the Amended Lease as modified by this Third Amendment. Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the respective meanings set forth in the Amended Lease.

1. Third Additional Premises: Effective November 1, 1993, the Premises shall be
   -------------------------
increased by One Thousand Four Hundred Ninety One and 00/100ths (1,491.00) rentable square feet on the twenty-fourth floor of the Building and Four Thousand Thirty Eight and 00/100ths (4,038.00) rentable square feet on the twenty-third floor of the Building for a total increase of Five Thousand Five Hundred Twenty Nine and 00/100ths (5,529.00) rentable square feet as shown on Exhibit A attached hereto (collectively, the "Third Additional Premises"). As a result, the Premises shall contain a total of Twenty Three Thousand Eight Hundred Fifty and 00/100ths (23,850.00) rentable square feet in the Building. Notwithstanding anything in Article 23 of the Amended Lease to the contrary, the damage, or destruction, or the condemnation or taking by eminent domain of the 4,038 rentable square feet of the Third Additional Premises on the 23rd floor of the Building shall not affect Tenant's obligations under the Amended Lease, as amended hereby, as to the 19,812 rentable square feet on the 24th floor of the Building, but shall only affect Tenant's rights and obligations as to the 23rd floor space.

2. Term: Subject to and upon the terms and conditions set forth in this Third
   ----
Amendment to Lease, the term of this Lease shall be extended for a period of Forty-Eight (48) months, and will terminate on the 31st day of October, 1999.

3. Rent:  Commencing November 1, 1993, the base rent to be paid by Tenant
   ----
shall be revised as follows:

           PERIOD                               ANNUAL BASE RENTAL           MONTHLY BASE RENTAL
-----------------------------------             ------------------           -------------------
November 1, 1993 - October 31,1994               $268,312.68                        $22,359.3
November 1, 1994 - October 31, 1995              $290,672.04                        $24,222.67
November 1, 1995 - October 31, 1996              $325,552.50                        $27,129.38
November 1, 1996 - October 31, 1997              $325,552.50                        $27,129.38
November 1, 1997 - October 31, 1998              $325,552.50                        $27,129.38
November 1, 1998 - October 31, 1999              $349,402.00                        $29,116.88


4. Tenant Improvements: Following the execution of this Third Amendment,
   -------------------
Landlord shall complete the tenant improvements in accordance with the Work Letter attached hereto as Exhibit B in a timely manner.

5. Parking:  Effective November 1, 1993, Owner shall provide Tenant an
   -------
additional five unreserved parking spaces for a total of twenty-one unreserved parking spaces in the building parking garage ("Garage") for the term of this Lease. The five additional parking spaces will be provided at the rate determined by Landlord, which rate may change from time to time. Tenant shall continue to pay the rate of $55.00 per space, per month on ten spaces as provided in Paragraph 45 of the Lease, through October 31, 1995. Effective November 1, 1995, all twenty-one parking spaces shall be provided at the rate determined by Landlord, which rate may change from time to time.

6. Right of First Negotiation:
   --------------------------

     (a) Effective as of the date hereof, Tenant's Right of First Offer set forth in Paragraph 46 of the Amended Lease shall be terminated and of no force or effect.

     (b) From time to time during the period from the date hereof until October 31, 1997 (the "Negotiation Period"), but no more than once in any one hundred twenty (120) day period, Tenant may send a notice to Landlord ("Request Notice") to request that Landlord advise Tenant of any Negotiation Space (as defined hereinbelow) which is currently available (as defined hereinbelow).

     (c) "Negotiation Space" shall mean any space which: (1) is located in that portion of the twenty-third (23rd) floor of the Building known as Suite 2330 and Suite 2340 and as shown on Exhibit C hereto, and (2) is "Available". The term "Available" shall mean that the space in question is then offered in the marketplace to the public at large for rent, free and clear of all claims and rights of other parties, and space shall be deemed not to be or not to have become Available if as to such space there is a lease, lease option or option or other right of extension, renewal, expansion, refusal, negotiation or similar or other right, either: (i) pursuant to any lease or written agreement which on or before the date of Tenant's Request Notice is entered into or is the subject of negotiations between Landlord and a prospective tenant of the Building (and is entered into after the date of Tenant's Request Notice), or (ii) pursuant to any extension or renewal of any of the foregoing, whether or not as set forth in the original lease or written agreement, (iii) pursuant to any amendment or modification of any of the foregoing (no matter when executed), or (iv) which at any time during the Negotiation Period is made with or granted to any tenant under any lease of space in the Building in effect during the Negotiation Period.

     (d) It is agreed and understood that (i) a proposed or actual assignment or subletting by any tenant of any space shall not make the same Available for the exercise of Tenant's rights hereunder unless Landlord elects to treat the same as causing it to be Available or unless Landlord validly exercises its right, if any, to recapture such space: (i) the default of any tenant of any space or its desire to terminate its lease shall not make the same Available for the exercise of Tenant's rights hereunder unless Landlord elects to treat the same to be Available or unless Landlord exercises its right, if any, to terminate each tenant's lease; and (iii) no space shall be considered Available if it is the subject of any leasing activity at the time Landlord receives Tenant's Request Notice, it being understood that leasing activity shall include negotiations with a prospective tenant, whether or not a letter of intent or lease proposal has been executed.

     (e) Landlord shall respond to Tenant by written notice (the "Availability Notice") within ten (10) business days after Landlord's receipt of the Request Notice. The Availability shall notify Tenant of the economic terms and conditions upon which Landlord would be willing to lease the Negotiation Space, if any, to Tenant. Tenant shall have ten (10) calendar days after its receipt of the Availability Notice in which to give Landlord its written notice ("Election Notice") of Tenant's intent to enter into negotiations to lease all (but not a portion) of the Negotiation Space on the same terms and conditions contained in the Amended Lease, except as otherwise stated in the Availability Notice.

     (f) If Tenant timely delivers its Election Notice, Landlord and Tenant shall, during the thirty (30) day period following Landlord's receipt of the Election Notice, negotiate in good faith for the lease of the Negotiation Space; provided that the foregoing obligation to negotiate is non-exclusive and nothing herein shall be deemed to prevent Landlord from negotiating with any other party for the Negotiation

Space at any time after the Negotiation Period, whether or not Landlord and Tenant are negotiating for the same, but subject to the aforesaid obligation to negotiate in good faith.

     (g) Any lease of the Negotiation Space shall be done by amendment to the Amended Lease, in form prepared by Landlord and reasonably satisfactory to Landlord and Tenant. Tenant shall accept the Negotiation Space in its "as-is" condition, with all faults, except as otherwise agreed to Landlord and Tenant.

     (h) In the event Tenant fails or elects not to timely deliver its Election Notice, or in the event Landlord and Tenant fail to execute an amendment to the Amended Lease prior to the expiration of the thirty (30) day period set forth above, Tenant's rights with respect to the Negotiation Space shall be null and void and Tenant shall have no rights with respect to any Negotiation Space, until such time as Tenant receives another Availability Notice, and Landlord shall be free to lease said space to any party, on any terms, until Landlord next receives a valid Request Notice.

     (i) Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to the Right of Negotiation shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the Right of Negotiation granted herein, upon the occurrence of the following events: (1) The existence at the time Tenant exercises the Right of Negotiation or (at Landlord's option) at the time the Negotiation Space is to be added to the Premises of any default on the part of Tenant under the Amended Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default; (2) Tenant's third default under the Lease prior to the date the Negotiation Space is to be added to the Premises, notwithstanding that all such defaults my subsequently be cured, and; (3) Tenant's assignment or subleasing of all or any portion of the Premises. In the event of a termination of the Right of Negotiation pursuant to this Paragraph 6, Tenant shall reimburse Landlord for all costs and expenses Landlord incurs in connection with Tenant's exercise of the Right of Negotiation.

     (j) This Right of Negotiation is personal to Barrett Resources Corporation, a Delaware corporation, and may not be exercised by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity.

     (k) Time shall be of the essence with respect to all of the provisions of this Paragraph 6.

7.   Renewal Option.  Tenant shall continue to hold a Renewal Option pursuant to
     --------------
Paragraph 47 of the Amended Lease with respect to the entire Premises currently leased by Tenant in the Building, provided that such Renewal Option shall commence at the expiration of the Lease term as extended pursuant to this Third Amendment.

8.   Tenant's Proportional Share.  "Tenant's Proportionate Share" shall hereby
     ---------------------------
be amended to mean .050455 (5.05%).

9.   Initial Basic Cost.  "Initial Basic Cost" shall hereby be amended to mean
     ------------------
the actual Basic Cost for the Building for the calendar year 1993.

10.  Compliance with Law:
     -------------------

     (a) Tenant acknowledges that the Americans with Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "Act") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability (which discrimination includes certain failures to design and construct facilities for first occupancy that are readily accessible to and usable by individuals with disabilities and certain failure, when making alterations affecting the usability of a facility, to make the same in such a manner that such altered portions are readily accessible to and usable by individuals with disabilities). Accordingly Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the Act and, further to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the Act throughout the Term, as extended pursuant to this Third Amendment.

     (b) Without limiting its obligations under the Amended Lease, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by governmental or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under the Amended Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under the Lease, if any.

11.  Hazardous Materials.
     -------------------

     (a) Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Building, or transport to or from the Premises or any part of the building, any Hazardous materials (defined below) or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so.

     (b) The term "Hazardous Materials" shall include without limitation: (A) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under all present and future federal, state and local laws relating to the protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water and Toxic Enforcement Act of 1986, and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws; (B) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and
                                           ---  ----
amendments thereto); (C) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are to become classified as hazardous or toxic under federal, state, or local laws or regulations; and any material, waste or substance which is (1) petroleum, (2) asbestos, (3) polychlorinated byphenyls,
(4) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251, et seq. (33 U.S.C. - 1321) or listed
                                            -- ---
pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. - 1317); (5) flammable explosives, or (6) radioactive materials.

     (c) To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, its employees and agents from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (A) the introduction into or about the Building by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible (collectively "Tenant's Agents") of any Hazardous Material, (B) the usage by Tenant or Tenant's Agents of Hazardous Materials in or about the Building, (C) the discharge or release in or about the building by Tenant or Tenant's Agents of any Hazardous Materials, (D) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or Tenant's Agents of Hazardous Materials in or about the Building, and (E) any failure of Tenant or Tenant's Agents to observe the covenants set forth in Paragraph 10 herein. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provisions.

12.  Colorado Law:  This Third Amendment shall be construed and governed by the
     -------------
laws of the State of Colorado.

13.  Authority:  This Third Amendment shall be binding upon and inure to the
     ---------
benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Third Amendment.

14.  Attorneys' Fees and Costs:  In the event of any action at law or in equity
     -------------------------
between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys; fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

15.  Entire Agreement.  No Amendment.  This Third Amendment constitutes the
     -------------------------------
entire agreement and understanding between the parties herein named with respect to this Third Amendment and shall supersede all prior written and oral agreements concerning the subject matter contained herein. This Third Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this Third Amendment, fully understands all of the Third Amendment's terms and conditions, and hereby executes this Third Amendment freely, voluntarily and with full knowledge of its significance. This Third Amendment is entered into by the undersigned parties freely and voluntarily and with and upon advice of counsel.

16.  Severability.  If any provision of this Third Amendment or the application
     ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Third Amendment and the application of such provisions to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

17.  Counterparts.  This Third Amendment may be executed in duplicates or
     ------------
counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Third Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

18.  Agreement to Perform Necessary Acts:  Each party agrees that upon demand
     -----------------------------------
therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Third Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Third Amendment.

Except as otherwise provided herein, all other terms and conditions of the Lease shall remain in full force and effect.

19.  Captions and Headings:  The titles or headings of the various sections
     ---------------------
hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Third Amendment.

Except as otherwise provided herein, all other terms and conditions o the Leas shall remain in full force and effect.

     IN WITNESS WHEREOF, this Third Amendment is executed as of the date first above written.

LANDLORD:      Metropolitan Life Insurance Company
               a New York Corporation
               Successor in Interest

               By:  /s/
                    --------------------------------------
                    Kenneth R. Dunbar, Investment Officer

TENANT:        Barrett Resources Corporation
               a Delaware Corporation

               By:  /s/
                    --------------------------------------
                    John F. Keller, Exec. Vice-President

                                   EXHIBIT A

                                   [DIAGRAM]

                                   EXHIBIT B

                             WORK LETTER AGREEMENT

     THIS WORK LETTER AGREEMENT is entered into as of the ___ day of October, 1993, by and between The 1125 Venture ("Landlord") and Barrett Resources Corporation ("Tenant").

                                R E C I T A L S:

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a Third Amendment to Lease (the "Lease Amendment") covering certain premises (the "Premises"), more particularly described in Paragraph 1 of the Lease:

     B. In order to induce Tenant to enter into the Lease Amendment (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agrees as follows:

     1.  COMPLETION SCHEDULE.  Within five (5) days after the execution of the
         -------------------
Lease Amendment, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Third Additional Premises on the 23rd floor and the 24th floor. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Work Schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within three (3) working days after the date such Work Schedule is first received by Tenant, then rent shall start on November 1, 1993 whether the space is ready or not.

     2.  TENANT IMPROVEMENTS.  Reference herein to "Tenant Improvements" shall
         -------------------
include all work to be done in the Third Additional Premises pursuant to the space plan described in Exhibit "D" attached hereto and Paragraph 3 below, including, but not limited to, providing a rear exit door, relocating upper and lower kitchen cabinets with sink and dishwasher from an adjacent suite, and demising that portion of the Third Additional Premises on the 23rd floor which requires the separation of electrical, life safety, and heating and air conditioning from the adjacent suite.

     3.  TENANT IMPROVEMENT PLANS.  At the time of execution of the Lease
         ------------------------
Amendment, Tenant will have met with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the Premises, and both Landlord and Tenant will have approved said space plan. Based upon such approved space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such space plan and final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord. The space plan was prepared by Interarc, signed October 29, 1993.

     4.  FINAL PRICING AND DRAWING SCHEDULE.  After the preparation of the space
         ----------------------------------
plan and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be in strict conformance with the approved space plan and said working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's contractor for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing proposal for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the Building Department of the City and County of Denver. After final of the working drawings, no further changes to the space plan may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any costs resulting from the design and/or construction of such changes in accordance with Paragraph 6 below. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 7 hereof.

     5.  CONSTRUCTION OF TENANT IMPROVEMENTS.  After the Tenant Improvement
         -----------------------------------
Plans have been prepared and approved (the final pricing proposal has been approved), and a building permit for the Tenant Improvement has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use commercially reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 6 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

     6.  PAYMENT OF COST OF THE TENANT IMPROVEMENTS.
         ------------------------------------------

     (A) Landlord hereby agrees to provide Tenant a Tenant Allowance of Twenty-four Thousand Eight Hundred Forty-seven and 00/100ths Dollars ($24,847.00). Such Tenant Allowance shall be used only for:

          (i) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans.

          (ii) The payment of plan check, permit, and license fees relating to construction of the Tenant Improvements.

          (iii) Construction of Tenant Improvements indicated on the signed Tenant Improvement Plans, including, without limitation, the following:

               (a) Installation within the Third Additional Premises of all partitioning and doors to demise the Third Additional Premises and to provide paint for the new demising wall. Landlord shall use reasonable efforts to re-use the existing wood finish in the reception area.

               (b) All electrical wiring, lighting, fixtures, outlets and switches, and other electrical work to be installed within the Third Additional Premises associates with the demised wall and installation of a dishwasher.

               (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Third Additional Premises due to the new demising wall.

               (d) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Third Additional Premises.

               (e) Relocation of the sink and upper and lower cabinets, and relocation of shelving.

               (f) All plumbing, fixtures, pipes and accessories to be installed within the Third Additional Premises for the relocated sink and dishwasher.

               (g)  Testing and inspection costs.

               (h) Contractor's fees, including but not limited to, any fees based on general conditions.

     (B) In the event that, after the space plan has been approved by both Landlord and Tenant, and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

     (C) In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency for any changes in the approved space plan required by the Tenant, then Tenant shall pay Landlord the amount of such increase upon Landlord's written notice prior to the commencement of such work.

     (D) Upon completion of the Tenant Improvements, any remaining balance of the Tenant Allowance, whether or not due to a change in the Tenant Improvement Plans required by Tenant after the space plan is approved that reduces the scope of the Tenant Improvements shall not be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

     7.  COMPLETION AND RENTAL COMMENCEMENT DATE.  The Commencement Date of the
         ---------------------------------------
term of the Lease Amendment shall be November 1, 1993. The commencement of rent for the 4,038 rentable square feet of the Third Additional Premises of the 23rd floor shall be the earlier of the following two dates: (i) the date upon which Tenant takes possession of the 23rd floor space: or (ii) the date upon which the 23rd floor space is ready for occupancy, i.e., the Tenant Improvements have been substantially completed as evidenced by the final inspection performed by the Building Department of the City and County of Denver, or as determined by Landlord's architect or representative; provided that if there shall be a delay in substantial completion of the Tenant Improvements beyond November 1, 1993 as a result of:

          (a) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

          (b) Tenant's request for materials, finishes or installation other than those readily available;

          (c) Tenant's changes in the Tenant Improvement Plans after the approval by Tenant;

          (d) Tenant's request to deviate from the Standards for Tenant Improvements;

then the rental commencement date for the 23rd floor space shall be November 1, 1993.

In the event either Tenant takes possession of the 23rd floor space prior to November 1, 1993, or the 23rd floor space is ready for occupancy prior to November 1, 1993, then Tenant shall pay to Landlord $137,10 per day until November 1, 1993, the Commencement Date. This period between the date the 23rd floor space is ready for occupancy and the Commencement Date of the term shall be deemed to be the Interim Lease term and Tenant shall hold the 23rd floor space during the Interim Lease term under all of the other terms and conditions of the Amended Lease. If Landlord is unable to cause the 23rd floor space to be ready for occupancy by November 1, 1993, for reasons other than those set out in section (a) through (d) above, then Landlord shall abate daily rental of $137.10 from the rent indicated in Paragraph 3 of the Lease Amendment until such space is ready for occupancy. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do no materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

LANDLORD:      Metropolitan Life Insurance Company
               a New York Corporation
               Successor in Interest

               By:  /s/
                    _____________________________________
                    Kenneth R. Dunbar, Investment Officer

TENANT:        BARRETT RESOURCES CORPORATION,
               a Delaware Corporation

               By:  /s/
                    _____________________________________
                    John F. Keller, Executive Vice-President

                           FIRST AMENDMENT TO LEASE
                                    BETWEEN
                          THE 1125 VENTURE (LANDLORD)
                                      AND
                         BARRETT RESOURCES CORPORATION

        This First Amendment to Lease, made this 25th day of October 1990, by and between The 1125 Venture, a Colorado joint venture, hereinafter called "Landlord", and Barrett Resources Corporation, a Delaware Corporation, hereinafter called "Tenant".

                               WITNESSETH THAT:

        WHEREAS, heretofore and on July 24, 1990, Landlord and Tenant entered into a written Lease Agreement covering space on the Twenty-Forth (24th) Floor, for Suite 2400 of the Denver National Bank Building located at 1125 Seventeenth Street in Denver, Colorado; and

        WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement to:
(i) add rentable area to the Premises through the term of the lease, (ii) specify new base rent, (iii) increase to tenant finish allowance, and (iv) provide for a temporary Premises; and

        WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement as hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged and confessed, Tenant and Landlord do hereby amend the Lease Agreement as follows:

1. First Additional Premises: On the Commencement Date (as defined in Paragraph 8 of the Work Letter of the Lease) the Premises shall be increased by approximately 1,188.10 square feet of rentable area (the "First Additional Premises"), located in Suite 2400 on the twenty-fourth (24th) floor of the Building, as shown on Exhibit "A" attached hereto and the Premises shall contain a total of approximately 17,476.64 square feet of rentable area. Tenant's use and occupancy of the First Additional Premises shall be on the same terms and conditions as set forth in the Lease except as set forth herein.

2. Rent: In accordance with Paragraph 4, Rent, of the Lease, beginning on the rental commencement date of the Lease, Tenant hereby agrees to pay a base annual rental (herein called "base rent") in the sum of One Million Thousand Six Hundred Forty-Five and 04/100ths Dollars ($1,013,645.04). On the rental commencement date, the base rent to be paid by Tenant shall be amended as follows:


PERIOD                        BASE ANNUAL RENTAL         MONTHLY BASE RENTAL
------                        ------------------         -------------------
November 1, 1990-               $192,243.00                  $16,020.25
 October 31, 1991

November 1, 1991-                192,243.00                   16,020.25
 October 31, 1992

November 1, 1992-                192,243.00                   16,020.25
 October 31, 1993

November 1, 1993-                209,719.68                   17,476.64
 October 31, 1994

November 1, 1994-                227,196.36                   18,933.03
 October 31, 1995

3. Tenant Improvement Allowance: In accordance with Paragraph 7 of the Work Letter of the Lease, the Tenant Allowance shall be amended by this First Amendment, and Landlord hereby grants to Tenant a Tenant Allowance of Two Hundred Eleven Thousand Four Hundred Sixty-Seven and 34/100ths ($211,467.34) (approximately $12.10 per square foot). Such Tenant Allowance as amended herein shall be administered in accordance with the Work Letter of the Lease.

4. Temporary Premises. Effective October 1, 1990, and continuing until the Premises are ready for occupancy, Tenant shall occupy Suite 2130 containing approximately 13,547.50 rentable square feet per Exhibit "A1" attached hereto (the "Temporary Premises") under the same terms and conditions as this Lease except that Tenant shall pay a base monthly rental in the sum of Twelve Thousand Four Hundred Eighteen and 55/100ths Dollars ($12,418.55) for each month or portion thereof until Tenant relocates to the Premises. At the time the Premises are ready for occupancy as defined in Paragraph 2 (B) of the Lease, Tenant shall relocate to the Premises and shall vacate the Temporary Premises and all of the Tenant's rights to the Temporary Premises shall cease.

5. Miscellaneous.

        (a) Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

        (b) Except as modified herein, the Lease remains in full force and effect and is hereby ratified by Landlord and Tenant.

        (c) This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

        (d) This First Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.

        (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

Except as otherwise provided herein, all other terms and conditions of the Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to Lease is executed as of the date first above written.

LANDLORD:     The 1125 Venture
              By: Energy Plaza Associates

              By:                          , Partner
                 --------------------------
                   L.C. Fulenwider, III

TENANT:       Barrett Resources Corporation

              By:
                 __________________________
                 John F. Keller
                 Executive Vice President


STATE OF COLORADO      )
                       )     ss.
COUNTY OF DENVER       )

        The foregoing instrument was acknowledged before me this 25th day of October, 1990, by L.C. Fulenwider, III as Partner for Energy Plaza Associates, a Colorado general partnership, as a co-venturer of The 1125 Venture, a Colorado joint venture.

        Witness my hand and official seal.

My Commission Expires:                  /s/
                                       --------------------------------
                                       Notary Public
1-21-91                                                           Address:
-------------------------


STATE OF COLORADO      )
                       )     ss.
COUNTY OF DENVER       )

        The foregoing instrument was acknowledged before me this 24th day of October, 1990, by John F. Keller as Executive Vice President for Barrett Resources Corporation.

        Witness my hand and official seal.

My Commission Expires:                  /s/
                                       --------------------------------
                                       Notary Public
1-27-90                                                           Address:
-------------------------

                                                                       EXHIBIT A

        Space Plan/Budget Pricing Plan dated May 15, 1990, last revision date October 4, 1990, and initialed by Landlord and Tenant is part of this Lease, although not attached hereto.

        [DIAGRAM]

                                                                      EXHIBIT A1

                               BARRET RESOURCES
                              TEMPORARY PREMISES
                                 13,547.5 RSF

        [DIAGRAM]

                           SECOND AMENDMENT TO LEASE
                                    BETWEEN
                          THE 1125 VENTURE (LANDLORD)
                                      AND
                         BARRETT RESOURCES CORPORATION

        This Second Amendment to Lease, made this 16th day of November 1990, by and between The 1125 Venture, a Colorado joint venture, hereinafter called "Landlord", and Barrett Resources Corporation, a Delaware Corporation, hereinafter called "Tenant".

                               WITNESSETH THAT:

        WHEREAS, heretofore and on July 24, 1990, Landlord and Tenant entered into a written Lease Agreement covering space on the Twenty-Forth (24th) Floor, for Suite 2400 of the Denver National Bank Building located at 1125 Seventeenth Street in Denver, Colorado; and

        WHEREAS, on October 25, 1990, Landlord and Tenant entered into a First Amendment to Lease (The "First Amendment") pursuant to which Tenant leased certain additional premises (The "First Additional Premises"); and

        WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement to:
(i) add rentable area to the Premises through the term of the lease, (ii) specify new base rent, and (iii) increase the tenant finish allowance, and

        WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement as hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged and confessed, Tenant and Landlord do hereby amend the Lease Agreement as follows:

1. Second Additional Premises: On the Commencement Date (as defined in Paragraph 8 of the Work Letter of the Lease) the Premises shall be increased by approximately 844.75 square feet of rentable area (the "Second Additional Premises"), located in Suite 2400 on the twenty-fourth (24th) floor of the Building, as shown on Exhibit "A" attached hereto and the Premises shall contain a total of approximately 18,321.39 square feet of rentable area. Tenant's use and occupancy of the Second Additional Premises shall be on the same terms and conditions as set forth in the Lease except as set forth herein.

2. Rent: In accordance with Paragraph 4, Rent, of the Lease, beginning on the rental commencement date of the Lease, Tenant hereby agrees to pay a base annual rental (herein called "base rent") in the sum of One Million Sixty Two Thousand Six Hundred Forty and 68/100ths Dollars ($1,062,640.68). On the rental commencement date, the base rent to be paid by Tenant shall be amended as follows:

      PERIOD               BASE ANNUAL RENTAL         MONTHLY BASE RENTAL
      ------               ------------------         -------------------
    November 1, 1990 -         $201,535.32                 $16,794.61
     October 31, 1991

    November 1, 1991 -          201,535.32                  16,794.61
     October 31, 1992

    November 1, 1992 -          201,535.32                  16,794.61
     October 31, 1993

    November 1, 1993 -          219,856.68                  18,321.39
     October 31, 1994

    November 1, 1994 -          238,178.04                  19,848.17
     October 31, 1995

3. Tenant Improvement Allowance: In accordance with Paragraph 7 of the Work Letter of the Lease, the Tenant Allowance shall be amended by this Second Amendment, and Landlord hereby grants to Tenant a Tenant Allowance of Two Hundred Twenty-One Thousand Six Hundred Eighty-Eight and 80/100ths ($221,688.80) (approximately $12.10 per square foot). Such Tenant Allowance as amended herein shall be administered in accordance with the Work Letter of the Lease.

4.      Miscellaneous.

        (a) Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

        (b) Except as modified herein, the Lease remains in full force and effect and is hereby ratified by Landlord and Tenant.

        (c) This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

        (d) This Second Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.

        (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

Except as otherwise provided herein, all other terms and conditions of the Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, this Second Amendment to Lease is executed as of the date first above written.

LANDLORD:       The 1125 Venture
                By: Energy Plaza Associates


                By: /s/ L.C. Fulenwider, III, Partner
                   -----------------------------------
                   L.C. Fulenwider, III

TENANT:         Barrett Resources Corporation


                By: /s/ John F. Keller
                   ------------------------
                   John F. Keller
                   Executive Vice President


STATE OF COLORADO               )
                                )       ss.
COUNTY OF DENVER                )

        The foregoing instrument was acknowledged before me this 19th day of November, 1990, by L.C. Fulenwider, III as Partner for Energy Plaza Associates, a Colorado general partnership, as a co-venturer of The 1125 Venture, a Colorado joint venture.

        Witness my hand and official seal.

My Commission Expires:                          /s/
                                                ------------------------------
                                                Notary Public
1-12-91                                                                Address:
----------------------

STATE OF COLORADO               )
                                )       ss.
COUNTY OF DENVER                )


        The foregoing instrument was acknowledged before me this 16th day of November, 1990, by John F. Keller as Executive Vice President for Barrett Resources Corporation.

        Witness my hand and official seal.

My Commission Expires:                          /s/
                                                ------------------------------
                                                Notary Public
11-27-94                                                                Address:
---------------------


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

                                   EXHIBIT A

        Space Plan/Budget Pricing Plan dated May 15, 1990, last revision date October 4, 1990, and initialed by Landlord and Tenant is part of this Lease, although not attached hereto.

        [DIAGRAM]
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                                   PAGE 2 OF


        [DIAGRAM]

                                   EXHIBIT D

                                  SPACE PLAN

        Space Plan by Interarc, Inc. for Suite 2310 and Suite 2400 dated October 27, 1993 and signed by Tenant on October 29, 1993 are incorporated herein by this reference.

        [DIAGRAM]

                              CONSENT TO SUBLEASE
                              -------------------

Sublet Premises:       1125 17th Street, Suite 2310

Date of Prime Lease:           July 1, 1990
Date of First Amendment:       October 25, 1990
Date of Second Amendment:      November 16, 1990
Date of Third Amendment:       November 1, 1993
Date of Sublease:              June 1, 1996

Subtenant:  Osmotics Corporation

Sublessor:  Barrett Resources Corporation

Landlord:   Metropolitan Life Insurance Company

Pursuant to the terms of your lease ("Prime Lease") covering the above captioned premises, as the same may have been amended to the date hereof, you have requested our consent to a sublease (the "Sublease") (dated as described in the above caption) to the above-captioned Subtenant, a copy of which Sublease is annexed hereto as Exhibit A and made a part hereof.
                  ---------

We hereby grant our consent to the Sublease upon the following express terms and conditions:

     1. The Sublease is subject and subordinate to the Prime Lease and to all of its terms, covenants, conditions, provisions and agreements.

     2. Except for those sections under the Prime Lease, a copy of which has been provided to Subtenant by Sublessor, the Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Prime Lease, for the period covered by the Sublet Premises.

     3.  Neither the Sublease nor this consent thereto shall:

        (a) release or discharge you from any liability, whether past, present or future, under the Prime Lease;

        (b) operate as an approval by us to or for any of the specific terms, covenants, conditions, provisions or agreements of the Sublease and we shall not be bound thereby;

        (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Prime Lease, or to waive any breach thereof, or to waive, reduce or derogate from any of our rights as Landlord thereunder, or to enlarge or increase our obligations as Landlord thereunder; or

        (d) be construed as a consent by us to any further subletting either by you or by the subtenant or to any assignment by you of the Prime Lease or assignment by the

            Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both you and the Subtenant agree that the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party; further, in connection herewith, both you and the Subtenant agree that an assignment by operation of law or a transfer of control of Subtenant (including but not limited to transfer of the controlling interest of the stock of Subtenant, if Subtenant is a corporation) shall be deemed to be a prohibited assignment hereunder.

     4. You shall not be released from any liability under the Prime Lease because of our failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Prime Lease.

     5. In the event of your default under the provisions of the Prime Lease, the rent due from the Subtenant under the Sublease shall be deemed assigned to us and we shall have the right, under such default, at any time at our option, to give notice to the Subtenant of such assignment. We shall credit you with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever serve to release you from any liability under the terms, covenants, conditions, provisions or agreement under the Prime Lease. No such payment of rent or any other payment by the Subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstance or reasons therefor, shall in any manner whatsoever be deemed an attornment by the Subtenant to us in the absence of either a specific written agreement signed by us to such an effect or written notice from Landlord to Subtenant pursuant to paragraph 7 below.

     6. Both you and the Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by us for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises, including without limitation, any services and materials supplied beyond that which is required by the terms of the Prime Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than you) occupying the Sublet Premises (including but not limited to any excess cost to Landlord for services furnished to or for the Sublet Premises resulting from the extent to which Subtenant uses them for purpose other than as set forth in the Prime Lease).

     7. The term of the Sublease shall expire and come to an end, regardless of any provision of the Sublease to the contrary, upon the earlier of (i) its natural expiration date or any premature termination date thereof
         (ii) concurrently with any premature termination or natural expiration of the Prime Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Prime Tenant, or by operation of law or at Landlord's option in the event of default by Prime Tenant). Notwithstanding the foregoing, in the event that the Term (as defined in the Prime Lease) of the Prime Lease should expire or terminate prior to the Term of the Sublease, (as defined in paragraph 2), it is agreed that, at the option of Landlord, which option shall be exercisable by written notice to Subtenant prior to or upon the effective date of such termination, Subtenant shall be bound to Landlord under the terms, covenants and conditions of the Sublease as provided in paragraph 8 below, for the remaining balance of the natural term of the Sublease (as opposed to early termination) thereof, with the same force and effect as if Landlord were the Sublessor under such Sublease, and Subtenant does hereby agree to attorn to Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement immediately upon Landlord's exercise of the aforementioned option.

     8. In the event Landlord exercises its option of attornment as provided in paragraph 7 above, Subtenant shall observe and perform: (i) each of the terms, covenants and conditions of the Sublease that Landlord designates by observed and performed, and (ii) such other terms, covenants and conditions to which the parties may agree. It is further agreed that Landlord shall not be:

         (a) liable for any act or omission of Sublessor;

         (b) obligated to cure any default of any prior Sublessor which occurred prior to the time that Landlord succeeded to the interest of Landlord under the Sublease; or

         (c) subject to any offsets or defenses which Subtenant may be entitled to assert against any prior landlord (including Sublessor); or

         (d) bound by any payment of rent or additional rent by Subtenant to any prior landlord (including Sublessor) for more than one month in advance; or

         (e) bound by any amendment or modification of the Sublease made without the written consent of Landlord; or

         (f) liable or responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to any prior landlord (including Sublessor), whether or not still held by such prior landlord, unless and until Landlord has actually received for its own account as Landlord the full amount of such security deposit.

     9. This consent is not assignable, nor shall this consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord's prior written consent.

     10. You covenant and agree that under no circumstances shall we be liable for any brokerage commission or other charge or expense in connection with the Sublease and you hereby indemnify and agree to protect, defend and hold us harmless against same and against any liability, loss, damage, cost or expense (including but not limited to counsel fees) in connection with any claim for such brokerage commission. Further, the Subtenant represents and warrants that it has dealt with no brokers other than those fees are to be paid by you. The Subtenant hereby indemnifies and agrees to protect, defend and hold us harmless against any liability, loss, damage, cost or expense (including but not limited to counsel fees) in connection with any claim for any brokerage commission by any person

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

         acting for Subtenant or claiming any commission on the basis of contracts or dealings with Subtenant.

     11. You and Subtenant understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the demised premises, that Landlord's consent must be separately sought and will not necessarily be given, and that if such consent is given the same will be subject to you signing Landlord's standard form of agreement with respect to work being performed by persons other than Landlord unless otherwise agreed to in writing by Landlord.

         This consent shall be of no force or effect unless and until you (as Prime Tenant) and the Subtenant executed and deliver to Landlord a copy of this consent, which execution and delivery shall indicate your and Subtenant's acknowledgment of and agreement to the foregoing terms and conditions and shall constitute Subtenant's acknowledgment that it has received a copy of the Prime Lease from you.

ACKNOWLEDGED AND AGREED:

Prime Tenant:  Barrett Resources Corporation

By:  /s/
     ______________________________________

Its:       CFO
     ______________________________________

Subtenant:  Osmotics Corporation

By:  /s/
     ______________________________________

Its:       President
     ______________________________________

Landlord:  Metropolitan Life Insurance Company

By:  /s/
     ______________________________________


Its: ______________________________________

                                   EXHIBIT A
                                   ---------
                  (attach full copy of sublease as Exhibit A)
                  -------------------------------------------

                                  EXHIBIT "B"

                              TENANT IMPROVEMENTS
                         1125 - 17TH STREET, SUITE 2310


Paint reception area
Paint all walls that are not vinyl-covered
Shampoo all carpeting
Remove wall and door frame as indicated below
Remove all attached name tags



[DIAGRAM]

                                   EXHIBIT B
                                   ---------

Neither Tenant nor anyone claiming by, through or under Tenant shall discriminate against or engage in the segregation of any person, or group of persons on account of race, color, creed, national origin, or ancestry in the sale, lease sublease, transfer use, occupancy, tenure, or enjoyment of the Building or the land used in connection with the Building (hereafter the "Project"), nor shall Tenant or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenant, lessees, subtenants, sublessees, or vendees of the Project.

                                       2